PURCHASE OF ASSETS AGREEMENT

                               as of

                         December 11, 2003

                              Between

                    DENTSPLY International Inc.
                           Ceramco Inc.
               Dentsply Research & Development Corp.
                      PDEX Acquisition Corp.
                      DENTSPLY France S.A.S.
                       DENTSPLY DeTrey GmbH
                                and
                      DENTSPLY Italia S.r.l.

                            as Sellers


                                and


                       DAS Equipment Company

                             as Buyer

                               INDEX

                                                    Page

Recitals ............................................1

Article 1  Definitions...............................1
       1.1   Affiliate...............................2
       1.2   Ancillary Agreements....................2
       1.3   Assets..................................2
       1.4   Base Financial Statements...............2
       1.5   Business................................2
       1.6   Closing.................................3
       1.7   Closing Date............................3
       1.8   Confidential Information................3
       1.9   Contracts...............................3
       1.10  Damages.................................3
       1.11  Encumbrance.............................4
       1.12  EU Business.............................4
       1.13  Excluded Obligations....................4
       1.14  GAAP....................................4
       1.15  Gendex Management Employees.............4
       1.16  Gendex Operating Units..................4
       1.17  Governmental Authority..................4
       1.18  Hart-Scott-Rodino.......................4
       1.19  Income from Operations..................4
       1.20  Initial Payment.........................5
       1.21  Intercompany Locations..................5
       1.22  Inventories.............................5
       1.23  Laws....................................5
       1.24  Liability...............................5
       1.25  Material Adverse Effect.................5
       1.26  Net Sales...............................5
       1.27  Person..................................5
       1.28  Product Liability Claim.................5
       1.29  Products................................5
       1.30  Purchase Price..........................6
       1.31  Schedules...............................6
       1.32  Third Party Receivables.................6
       1.33  Third Party Payables....................6
       1.34  Transactions Contemplated Hereby........6
       1.35  Transferred Employee....................6


                                (i)

       1.36  US and USA..............................6
       1.37  US Business.............................6
       1.38  US Facility.............................6
       1.39  VAT.....................................6

Article 2  Purchase and Sale of Assets...............6
       2.1   Transfer................................6
       2.2   Payment of Purchase Price...............7
       2.3   Adjustments to Purchase Price...........7
       2.4   Assumption of Obligations;
             Retention of Excluded Obligations.....  8
       2.5   Proration...............................9
       2.6   Instrument of Transfer and Assumption;
             Deliverables........................... 9
       2.7   Consents...............................11
       2.8   Further Assurances.....................12
       2.9   Sales and Transfer Taxes; Fees.........13
       2.10  Relocation of Assets...................13
       2.11  Transferred Employees..................14

Article 3    Conditions Precedent.................. 14
       3.1   Conditions to Buyer Closing............14
       3.2   Conditions to Sellers Closing..........15

Article 4    Representations and Warranties
             of Seller...........................   15
       4.1   Sellers Organization and Good Standing.15
       4.2   Authority; Execution and Delivery......16
       4.3   Consents; No Conflicts.................16
       4.4   Legal Proceedings......................16
       4.5   Financial Information..................17
       4.6   Permits and Registrations..............17
       4.7   Absence of Certain Changes or Events...17
       4.8   Contracts..............................18
       4.9   Assets.................................19
       4.10  Inventory..............................19
       4.11  Intellectual Property..................20
       4.12  Employee Matters.......................22
       4.13  Litigation.............................25
       4.14  Compliance with Laws...................25
       4.15  Product Warranties.....................25
       4.16  Receivables............................26
       4.17  Brokers................................26
       4.18  Complete Copies of Contracts...........26


                               (ii)

       4.19  Environmental Matters..................26
       4.20  Real Property..........................27
       4.21  Significant Customers and Suppliers....28
       4.22  Taxes..................................28
       4.23  Bank Accounts; Powers of Attorney......29
       4.24  Backlog................................29
       4.25  Unlawful Payments......................29
       4.26  Absence of Claims; Business
             Relationships with Affiliates.......   29
       4.27  Books and Records......................30
       4.28  Trade Accounts Payable.................30

Article 5  ..Representations and Warranties of Buyer30
       5.1   Buyer's Organization, Power, Execution.30
       5.2   Non-Violation..........................30
       5.3   Legal Proceedings......................31
       5.4   Brokers................................31
       5.5   Cash Resources.........................31

Article 6    Covenants of Seller.................   31
       6.1   Conduct of the Business................31
       6.2   Certain Changes........................31
       6.3   Access to Information..................32
       6.4   Exclusivity............................32
       6.5   VAT Refund.............................32

Article 7    Other Agreements....................   33
       7.1   Books and Records......................33
       7.2   Bulk Sales Laws........................33
       7.3   Allocation of Purchase Price
             and Tax Matters...................     33
       7.4   No Implied Representations.............34
       7.5   Currency Exchange......................34
       7.6   Intercompany Effects...................34
       7.7   Cause Conditions to be Satisfied.......35
       7.8   Notification of Certain Matters........35
       7.9   Transitional Services Agreement........35

Article 8    Termination.........................   35
       8.1   General Termination....................35
       8.2   Termination by Buyer...................36
       8.3   Termination by Seller..................36
       8.4   Effect of Termination..................36


                               (iii)

Article 9    Indemnities.........................   36
       9.1   Indemnity Claims.......................36
       9.2   Indemnification by Sellers.............38
       9.3   Indemnification by Buyer...............39

Article 10   Survival; Claims.......................39
       10.1  Survival...............................39
       10.2  Limitation of Indemnification
             Obligations............................40
       10.3  Determination of Damages...............41
       10.4  Exclusivity of Remedies................42

Article 11   Confidentiality........................42
       11.1  Confidentiality........................42
       11.2  Reasonable Restraint...................42
       11.3  Severability; Reformation..............43
       11.4  Materiality............................43

Article 12 Miscellaneous............................43
       12.1  Cooperation............................43
       12.2  Payment of Expenses....................43
       12.3  Modifications; Waivers.................43
       12.4  Successor/Assignability................44
       12.5  Dispute Resolution.....................44
       12.6  Specific Performance; Remedies.........44
       12.7  Governing Law..........................44
       12.8  Arbitration............................45
       12.9  Publicity..............................45
       12.10 Notices................................46
       12.11 Captions; Mutual Product...............46
       12.12 Further Representations................46
       12.13 Counterparts...........................47
       12.14 No Third Party Beneficiaries...........47
       12.15 Right to Set Off.......................47
       12.16 Entire Agreement.......................47
       12.17 Usage..................................47
       12.18 Guarantees.............................48







                               (iv)

                             SCHEDULES

         --------------------------------------------------
         Description                         Schedule
         --------------------------------------------------
         --------------------------------------------------
         Assets                              1.3 A
         --------------------------------------------------
         --------------------------------------------------
         Excluded Assets                     1.3 B
         --------------------------------------------------
         --------------------------------------------------
         Products                            1.28
         --------------------------------------------------
         --------------------------------------------------
         Assumed Obligations                 2.4
         --------------------------------------------------
         --------------------------------------------------
         Consents                            2.6(a)(x)
         --------------------------------------------------
         --------------------------------------------------
         Exceptions                          4
         --------------------------------------------------
         --------------------------------------------------
         Financial Information               4.5
         --------------------------------------------------
         --------------------------------------------------
         Material Contracts                  4.8(b)
         --------------------------------------------------
         --------------------------------------------------
         Additional Contracts                4.8(c)
         --------------------------------------------------
         --------------------------------------------------
         Fixed Assets                        4.9
         --------------------------------------------------
         --------------------------------------------------
         Patents                             4.11 A
         --------------------------------------------------
         --------------------------------------------------
         Trademarks                          4.11 B
         --------------------------------------------------
         --------------------------------------------------
         Other Intellectual Property         4.11 C
         --------------------------------------------------
         --------------------------------------------------
         Employment Terms                    4.12
         --------------------------------------------------
         --------------------------------------------------
         Litigation                          4.13
         --------------------------------------------------
         --------------------------------------------------
         Warranty                            4.15
         --------------------------------------------------
         --------------------------------------------------
         Environmental Matters               4.19
         --------------------------------------------------
         --------------------------------------------------
         Real Property                       4.20
         --------------------------------------------------
         --------------------------------------------------
         Significant Customers and Suppliers 4.21(a)
         --------------------------------------------------
         --------------------------------------------------
         Taxes                               4.22
         --------------------------------------------------
         --------------------------------------------------
         Bank Accounts, Power of Attorney    4.23
         --------------------------------------------------
         --------------------------------------------------
         Claims; Business Relationships      4.26
         with Affiliates
         --------------------------------------------------
         --------------------------------------------------
         Disclosures                         10.3
         --------------------------------------------------

         --------------------------------------------------
         Description                         Exhibit
         --------------------------------------------------
         --------------------------------------------------
         Sublease                            2.6A
         --------------------------------------------------
         --------------------------------------------------
         Manufacturing Agreement             2.6B
         --------------------------------------------------
         --------------------------------------------------
         Representative Agreement            2.6C
         --------------------------------------------------
         --------------------------------------------------
         Transitional Services Agreement     7.9
         --------------------------------------------------


                                (v)

                   PURCHASE OF ASSETS AGREEMENT


This Purchase of Assets Agreement ("Agreement"), dated as of December __, 2003, is made and entered into by and between DAS Equipment Company, a corporation organized and existing under the laws of Delaware, USA, with a principal place of business at 2099 Pennsylvania Avenue, N.W., Washington, D.C. 20006-1813 (herein referred to as "Buyer"), AND DENTSPLY International Inc., a corporation organized and existing under the laws of Delaware, USA, with a principal place of business at 570 West College Avenue, York, Pennsylvania 17404 ("Dentsply") Dentsply Research & Development Corp., a Delaware corporation with a principal place of business at 2283 Cosmos Court, Carlsbad, California 92009 ("DRDC"), PDEX Acquisition Corp., a Delaware corporation with a principal place of business at 1209 Orange Street, Wilmington, Delaware 19801 ("PDEX"), Ceramco Inc., a Delaware corporation with a principal place of business at Six Terri Lane, Burlington, NJ 08016 ("Ceramco"), Dentsply DeTrey GmbH, a company organized and existing under the laws of Germany, with a principal place of business at DeTrey Strasse 1, D-78467 Konstanz, Germany ("DeTrey"), Dentsply Italia S.r.l., a company organized and existing under the laws of Italy, with a principal place of business at Via A. Cavaglieri, 26, 1-00173 Rome, Italy ("Italia"), and Dentsply France S.A.S., a company organized and existing under the laws of France, with a principal place of business at 17, rue Michael Faraday, 78180 Montigny le Bretonneux, France ("France") (collectively referred to as the "Sellers").

                       W I T N E S S E T H:

WHEREAS,  Sellers  are  engaged  in  the  business  of  developing,
manufacturing,   marketing,  producing,  selling  and  distributing
dental imaging products and related services throughout the world;

WHEREAS, Sellers desire to divest themselves of such business and substantially all of the assets and certain of the liabilities associated therewith;

WHEREAS, Buyer desires to acquire such business and assets and is willing to assume such liabilities; and

WHEREAS, Buyer and Sellers desire to consummate the transactions contemplated hereby both directly and through their respective Affiliates.

NOW, THEREFORE, in consideration of the mutual obligations herein contained, intending to be legally bound, the parties agree as follows:

                      ARTICLE I - DEFINITIONS

1. Definitions. In this Agreement, the following terms shall have the meanings assigned to them below:

1.1   "Affiliate"  of a specified  Person  (natural  or  juridical)
           shall mean (A) a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified or (B) any director, officer, partner, member or trustee of such Person. As used herein, "controls," "control" and "controlled" means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of 50% or more of the voting interests of such Person, through agreement or otherwise.

1.2   "Ancillary Agreements" shall mean all agreements,  other than this Agreement, entered or to be entered by the Sellers and Buyer in furtherance of or in connection with the transactions described in this Agreement, including, but not limited to, the Bill of Sale, Assignment and Assumption Agreement, Manufacturing Agreement, Representative Agreement, Sublease Agreement and any Transitional Services Agreements.

1.3   "Assets"  shall mean  (a) all  the  Patents,  Trademarks  and
           Fixed Assets owned or used by any Sellers in connection with the Business as currently conducted by Sellers,
           (b) all Scheduled Contracts, (c) all Contracts, entered into by any Seller in the ordinary course of business consistent with past practice that are primarily related to the Business and that are not required to be listed on Schedule 4.8(b) or 4.8(c), and (d) all other assets (other than Contracts) and rights and permits owned by, registered in the name of, or used or held for use by, any Sellers primarily in connection with the Business, as conducted prior to the Closing, including, with respect to (a) - (d) above, the assets and rights described on Schedule 1.3A, Assets but excluding the items described on Schedule 1.3B, Excluded Assets.

1.4   "Base  Financial   Statements"   shall  mean  the  pro  forma
           condensed balance sheet of the Gendex Operating Units as of, and the pro forma statement of operations for the Business for the nine (9) month period ended, September 30, 2003, each as set forth on Schedule 4.5.

1.5   "Business"  shall  mean  the  business   represented  by  the
           research and development, manufacturing, marketing, selling and distribution of the Products worldwide by Sellers, including the operations of the Business conducted by the Gendex Operating Units and Intercompany Locations and including all research and product development activities and information related to the Products. Unless otherwise indicated, "Business" refers to the Business as conducted by Sellers as of the date hereof and as of the Closing.

1.6   "Closing"  shall mean the meeting of the parties at which the sale, assignment, transfer and delivery of the Assets by Sellers to Buyer, the payment of the Initial Payment by Buyer and the other transactions contemplated hereby are completed. The Closing shall take place at the offices of Dentsply, York, Pennsylvania, USA, on the later of January 2, 2004 (if the Closing occurs on January 2, 2004, it shall be deemed to have occurred at 12:01 a.m. on January 1, 2004, or the third business day in York, Pennsylvania following the expiration of the Hart-Scott-Rodino waiting period; if the conditions precedent to the Closing have not been fulfilled by such time, then the Closing shall take place at the same time of day in the same place on the third business day following the day on which such conditions precedent are fulfilled. For purposes of determining whether an event occurred before or after the Closing (other than the satisfaction of the closing conditions, the delivery of the certificate contemplated by Section 3.1(vi) and the determination of any indemnification rights and obligations in connection with the representations and warranties set forth in Articles IV and V), the Closing shall be deemed to have taken place at the 12:01 a.m. on the day of Closing.

1.7   "Closing  Date"  shall  mean the date on  which  the  Closing occurs.

1.8   "Confidential  Information"  means any  information  which is proprietary or not known publicly or by the trade, including, without limitation, information with respect to present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters or legal matters (including confidential and proprietary information and trade secrets entrusted by third parties in confidence).

1.9   "Contracts"  shall mean all contracts,  leases,  commitments, licenses, guarantees, arrangements and agreements of every type and description to which any of the Sellers are a party or by which any of them are bound, whether written or oral.

1.10  "Damages"   shall   mean   claims,    losses,    obligations,
           Liabilities, damages (including any amounts that a party seeking Damages is required to pay to a third party and punitive damages), deficiencies, costs, expenses (including, without limitation, reasonable fees and expenses of counsel and consultants, traveling expenses of employees and expenses of investigation), actions, suits, proceedings, (including informal and administrative proceedings), investigations, demands, assessments, adjustments, audits, settlement payments, Taxes, penalties, fines, interest (including interest from the date of determination of such damages) and judgments (including, without limitation, any proceedings to establish insurance coverage).

1.11  "Encumbrance"  shall mean any lien  (statutory or otherwise), security interest, charge or encumbrance of any kind or nature whatsoever.

1.12  "EU Business"  shall mean the Gendex  operating units located in Cusano Milanino, Italy and Hamburg, Germany.

1.13  "Excluded  Obligations"  shall  mean all  Liabilities  of the
           Business, the Gendex Operating Units and Sellers not constituting Assumed Obligations.

1.14  "GAAP"   shall  mean  USA   generally   accepted   accounting
           principles, consistently applied.

1.15  "Gendex  Management  Employees"  shall mean Gary Berg,  Marco
           Dolci,
           Gary  Radwanski,  Keith  Trecker,  John Miller,  Roberto
           Molteni and
           Gary Sieckman.

1.16  "Gendex   Operating   Units"  shall  mean  the  three  Gendex
           operating locations of the Business based in Des Plaines, IL, Cusano Milanino, Italy and Hamburg, Germany.

1.17  "Governmental  Authority"  shall  mean  any  federal,  state, local or foreign, governmental or quasi-governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court, tribunal instrumentality, or applicable self-regulatory organization (each, a "Governmental Authority").

1.18  "Hart-Scott-Rodino"  shall  mean  the  USA  Hart-Scott-Rodino
           Antitrust Improvements Act of 1976, as amended.

      1.19 "Income from Operations" shall mean Net Sales of the Business, less cost of goods sold and distribution, selling, general and administrative and research and development expenses of the Gendex Operating Units, and cost of goods sold at standard and direct expenses and/or allocation of selling and distribution expenses as described in Schedule 4.5 for Intercompany
           Locations. Income from Operations does not include interest, taxes, restructuring costs (including plant relocation costs), European information technology costs, elimination of manufacturing margin associated with product remaining in inventory in Intercompany Locations, and/or currency exchange gains/losses. 2003 Income from Operations includes a pro forma adjustment to reflect the new cost structure for the DenOptix Product under the new Alara agreement as if all product sold in 2003 was purchased under the new agreement.

      1.20 "Initial Payment" shall mean US $102.5 million.

      1.21 "Intercompany Locations" shall mean Affiliate locations that sell Products and are not a part of the Gendex Operating Units.

      1.22 "Inventories" shall be as defined on Schedule 1.3A, Assets.

      1.23 "Laws" shall mean all applicable laws, orders, judgments, rules, codes, statutes, regulations, requirements, variances, decrees, writs, injunctions, awards, rulings or ordinances of any Governmental Authority.

      1.24 "Liability" shall mean any direct or indirect obligation, indebtedness, claim, loss, damage, deficiency, cost, expense or responsibility, whether accrued, unaccrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

      1.25 "Material Adverse Effect" shall mean any change, event or effect with respect to the Business or Assets, together with all other changes, events and effects that have occurred prior to the date of determination, that has a material adverse effect on (i) the operations, assets or financial condition of the Business taken as a whole, but which shall not include general economic conditions which affects similarly situated businesses in a similar manner or (ii) the ability of Sellers to consummate the transactions contemplated hereby or to perform their obligations hereunder.

      1.26 "Net Sales" shall mean gross third party sales of the Business less provision for customer discounts, rebates, promotions, and returns and allowances of the Gendex Operating Units, and less only customer returns at Intercompany Locations.

      1.27 "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association or other entity, enterprise or business organization.

      1.28 "Product  Liability  Claim"  shall  mean any  claim  for personal or bodily injury which is based on or arises out of the design, manufacture, labeling, sale of, use of or exposure to any Product, regardless of whether such claim is founded in product liability, strict liability, breach of contract, breach of express or implied warranty, negligence, gross negligence, enterprise or alternate liability, concert of action, nuisance, the intentional or unintentional acts or omissions of the party against which the claim is made, its employees, agents or representatives, or any other theory of recovery.

      1.29."Products"   shall  mean  the   products   described  on
      Schedule 1.28, Products.

      1.30 "Purchase Price" shall mean US$102.5 million as may be subsequently adjusted pursuant to Section 2.3 and the other provisions of this Agreement.

      1.31 "Schedules" shall mean the Schedules to this Agreement.

      1.32 "Third Party Receivables" shall mean amounts due from non-Affiliates resulting from the sale of Product.

      1.33 "Third  Party   Payables"  shall  mean  amounts  due  to
           non-Affiliates for goods and services provided.

      1.34 The phrase "transactions contemplated hereby (or by this Agreement)" shall include, without limitation, the Ancillary Agreements.

      1.35 "Transferred Employee" shall mean employees of Sellers who are employed in connection with the Business by Sellers and become an employee of Buyer in connection with the transactions contemplated hereby.

      1.36."US" and "USA" shall mean United States of America.

      1.37 "US Business" shall mean the Gendex operating unit located in Des Plaines, Illinois, USA.

      1.38 "US Facility" shall mean the property  located at 901 W.
           Oakton Street,
           Des Plaines, Illinois, which is partially utilized by the Business.

      1.39."VAT" shall mean any applicable value added tax.

             ARTICLE II - PURCHASE AND SALE OF ASSETS

2.1   Transfer.

(a)   At the  Closing,  Sellers  shall sell,  assign,  transfer and deliver the Assets to Buyer free and clear of all Encumbrances, restrictions and rights of others (except for Permitted Encumbrances), and Buyer shall purchase and acquire the Assets from Sellers.

(b)   At any time after the Closing  and prior to the second  (2nd)
                anniversary of the Closing, Sellers shall assign, transfer and deliver to Buyer at Buyer's request any Contract (other than an Excluded Asset) relating primarily to the Business that was in effect prior to the Closing and that should have been on the Scheduled Contract list but was omitted (each, an "After-Assigned Contract"), and Buyer shall assume such After-Assigned Contract from Sellers. The consideration for the assignment of the After-Assigned Contracts shall be the payment of the Purchase Price under Section
                2.2 of this Agreement and no further consideration shall be paid for such assignment. Sellers shall have no obligation under this provision to renew or re-enter any expired Contract.

2.2   Payment  of  Purchase  Price.  Buyer  shall  pay the  Initial
           Payment to the order of Dentsply at the Closing by the wire transfer of immediately available funds from banks selected by Buyer to the account(s) selected by Dentsply and notified in writing to Buyer no later than one (1) business day prior to the Closing.

2.3   Adjustments to Purchase Price.

(a)   There shall be an  adjustment  to the Purchase  Price for the
                Gendex Operating Units, if necessary, as set forth in this paragraph. Within ninety (90) days of
                Closing, the Buyer shall provide a statement to Dentsply of Buyer's calculation of the amount of Inventory, Third Party Payables, accrued liabilities (which does not include the liability for the frozen Gendex pension plan), Fixed Assets (gross asset value without depreciation or amortization) and other assets (prepaid assets and travel advances) for the Gendex Operating Units and Third Party Receivables for the EU Business ("Gendex Operating Unit Net Working Capital") as of Closing determined consistent with the past practices and accounting policies of Dentsply. To the extent the Gendex Operating Unit Net Working Capital is between $19,661,000 and $23,661,000, then no adjustments to the Purchase Price shall be made. To the extent that the Gendex Operating Unit Net Working Capital exceeds $23,661,000, Buyer shall pay such additional amount to Dentsply. To the extent the Gendex Operating Unit Net Working Capital is less than $19,661,000, Dentsply shall pay Buyer such amount.

(b)   There shall also be an adjustment to the Purchase  Price,  if necessary, for the Inventory at Intercompany Locations, as set forth in this paragraph. Within thirty (30) days of Closing, the Dentsply shall provide a statement to Buyer of the book value of the total Inventory at Intercompany Locations as of Closing. For purposes of this Section 2.3, the "value" of the Inventory shall mean the value computed in accordance with the first sentence of
                Section 4.10. If the book value of such Inventory is less than $1 million, Dentsply shall pay to Buyer the amount by which the value of such Inventory is below $1 million. Except as provided in the preceding sentence, there shall be no adjustment to the Purchase Price pursuant to this
                Section 2.3(b).

(c)   In the event that either  Dentsply or Buyer  provides  notice that it disagrees/objects to any of the other Party's valuations as set forth in this Section 2.3, and the parties are unable to resolve such objection within thirty (30) days of such notice (the "Resolution Period") then such valuations shall be determined in accordance with the provisions of this Agreement by a USA national or large regional public accounting firm ("Neutral Auditor"). The fees and expenses of the Neutral Auditor shall be shared equally by Buyer and Dentsply. Buyer and Dentsply shall furnish to the Neutral Auditor such work papers and other documents and information relating to the disputed issues as the Neutral Auditor may request and are available to that party, and Buyer and Dentsply shall be afforded the opportunity to present to the Neutral Auditor any material relating to the determination and to discuss the determination with the Neutral Auditor. The Neutral Auditor shall determine only those issues still in dispute and shall apply appropriate accounting standards in reaching such determination. The Neutral Auditor's determination shall be made within thirty (30) days of its selection, shall be set forth in a written statement delivered to Dentsply and Buyer, and shall be final, binding and conclusive, except for manifest error.

(d)   "Neutral  Auditor" shall mean KPMG LLP, or, in the event KPMG
                LLP has an actual conflict of interest at the time such dispute is to be submitted to it, to another public accounting firm mutually agreed on by the parties, or if the parties cannot agree on such firm within thirty (30) days after the conclusion of the Resolution Period, a USA national or large regional public accounting firm chosen by lot from a group of four (4) comprised of two (2) such firms nominated by each party (which shall not include a firm that has an existing relationship with either party). The failure of one party to submit the names of two such firms within five (5) business days of a written request to do so by the other party shall constitute a waiver of that right.

(e)   Any  adjustments  to the Purchase Price made pursuant to this
                Section 2.3 shall, within five (5) business days after the determination is agreed to by Buyer and Dentsply or is ultimately determined by the Neutral Auditor, be paid by wire transfer in immediately available funds to the account specified by the party to whom such payment is owed.

      2.4  Assumption  of  Obligations;   Retention  of  Excluded
           Obligations.

           (a) Buyer shall assume the obligations and liabilities described on Schedule 2.4, Assumed Obligations, and only the Assumed Obligations, as of the Closing. Buyer shall perform all Assumed Obligations and shall promptly reimburse Sellers for the reasonable out-of-pocket cost of performance actually incurred by Sellers in performing any Assumed Obligation the performance of which by Buyer is not accepted by the obligee in the exercise of such obligee's lawful rights.

           (b) Sellers shall retain the Excluded Obligations. Sellers shall perform all Excluded Obligations and shall promptly reimburse Buyer for the reasonable out-of-pocket cost of performance actually incurred by Buyer in performing any Excluded Obligation the performance of which any Seller is legally obligated to provide but is not provided by Sellers.

      2.5  Proration.   Real  and  personal   property   Taxes  and
           assessments and other similar items which relate to an obligation with regard to the Assets for a time period which does not coincide with the Closing Date, shall be prorated between Sellers and Buyer based on the number of days in the period up to the Closing Date and after the Closing Date, and all other Taxes shall be prorated between Buyer and Sellers as if the tax period ended as of the close of business at 12:01 a.m. on the Closing Date, in each case with Sellers being responsible for payment of all such items with respect to the period before the Closing and Buyer being responsible for all such items with respect to the period after the Closing, regardless of when levied or due.

      2.6..Instruments of Transfer and Assumption; Deliverables.

(a)   Sellers  shall  deliver to Buyer the following at the Closing
                (the delivery of any of which may be waived in writing by Buyer):

                (i) Assignment and Assumption Agreement. An Assignment and Assumption Agreement in a form reasonably acceptable to the parties duly executed by the appropriate Seller(s);

                (ii) Bill  of  Sale.   A  Bill  of  Sale   selling,
                     assigning,   conveying  and  transferring  the
                     Assets to Buyer free and clear of all Encumbrances in a form reasonably acceptable to the parties duly executed by the appropriate Seller(s);

                (iii)Sublease.  A  Sublease  in the  form  attached
                     hereto as Exhibit 2.6A duly executed by the appropriate Seller(s);

                (iv) Patent   Assignment.   A   Patent   Assignment
                     assigning Sellers entire right, title and interest in any Patents included in the Assets in a form reasonably acceptable to the parties duly executed by the appropriate Seller(s);

                (v) Trademark Assignment. A Trademark Assignment assigning Sellers entire right, title and interest in any Trademarks included in the Assets in a form reasonably acceptable to the parties duly executed by the appropriate Seller(s);

(vi)  Opinion  of  Counsel.   An  opinion  of  Dentsply's   General
                     Counsel, dated the Closing Date, in a form reasonably acceptable to the parties;

(vii) Secretary's  Certificate.   A  certificate  executed  by  the
                     Secretary of Dentsply certifying the due authorization of the Transactions contemplated herein by the Sellers and specimen signatures of the officers of Sellers authorized to sign this Agreement and the other documents contemplated hereby;

(viii).....Encumbrance  Releases.   Releases  of  all  encumbrances
                     (other than Permitted Encumbrances) on the Assets;

(ix)  Consents.  The  consents  from the other party to  assignment
                     of  the  Material   Contracts   identified  on
                     Schedule 2.6(a)(x);

(x)   Manufacturing  Agreement.  A  Manufacturing  Agreement in the
                     form attached hereto as Exhibit 2.6B duly executed by the appropriate Seller(s);

(xi)  Representative  Agreement. A Representative  Agreement in the
                     form attached hereto as Exhibit 2.6C duly executed by the appropriate Seller(s); and

(xii) Non-Compete  Agreement.  A Non-Compete Agreement as agreed to by the parties.

(b)   Buyer shall  deliver to Dentsply the following at the Closing
                (the delivery of any of which may be waived in writing by Seller):

(i)   Initial  Payment.  The  Initial  Payment by wire  transfer of immediately available funds;

                (ii) Assignment   and  Assumption   Agreement.   An
                     Assignment and Assumption Agreement in a form reasonably acceptable to the parties duly executed by Buyer;

                (iii)Sublease.  A  Sublease  in the  form  attached
                     hereto as Exhibit 2.6A duly executed by Buyer;

                (iv) Opinion  of  Counsel.  An  opinion  of Wilmer,
                     Cutler & Pickering, counsel to Buyer, dated the Closing Date, in a form reasonably acceptable to the parties;

                (v) Secretary's Certificate. A certificate executed by the Secretary of Buyer certifying that the due authorization of the Transactions contemplated herein by the Buyer and specimen signatures of the officers of Buyer authorized to sign this Agreement and the other documents contemplated hereby;

                (vi) Manufacturing   Agreement.   A   Manufacturing
                     Agreement  in  the  form  attached  hereto  as
                     Exhibit 2.6B duly executed by Buyer;

(vii) Representative  Agreement. A Representative  Agreement in the
                     form attached hereto as Exhibit 2.6C duly executed by Buyer; and

(viii).....Non-Compete   Agreement.   A  Non-Compete  Agreement  as
                     agreed to by the parties.

(c)   Before,  at and after the  Closing,  Sellers  shall take such reasonable and practicable steps to put Buyer in actual possession and operating control of the Assets as of the Closing. Without limiting the foregoing, as between Buyer and Sellers, Buyer shall have the unlimited right to possess and control the Assets as of the Closing, except as provided otherwise in this Agreement.

      2.7..Consents.

(a)   Buyer and Sellers  shall  cooperate  in  securing  before and after the Closing the prompt consent, approval, waiver or permit from each person or Governmental Authority whose consent, approval, waiver or permit is necessary to the Closing or for the conduct of the Business by Buyer after the Closing. The initial Hart-Scott-Rodino filings shall be made by Buyer and Dentsply within ten
                (10) business days after the date hereof and diligently prosecuted thereafter, looking toward a timely Closing. Buyer and Sellers agree to comply with other reasonable requests for information from Governmental Authorities, to the extent required by applicable Law. The parties will make all other filings required by any applicable antitrust or competition laws of any other jurisdiction as soon as practicable. Except as may be restricted by applicable Law, (i) the parties hereto shall cooperate with each other with respect to the obtaining of information needed for the preparation of the Notification and Report Forms required to be filed pursuant to Hart-Scott-Rodino or the applicable Law of any other jurisdiction in connection with the transactions contemplated hereby, (ii) the parties shall use reasonable efforts and shall cooperate in responding to any written or oral requests from Governmental Authorities for additional information or documentary evidence, and (iii) the parties shall cooperate and shall provide notice and opportunity to consult regarding all meetings with Governmental Authorities, whether in person or telephonic, and regarding all written communications with Governmental Authorities, in each case in connection with the transactions contemplated hereby. Notwithstanding this Section
                2.7 or any other provision of this Agreement, for purposes of or in connection with obtaining clearance or approval from any Governmental Authority of the transaction described in this Agreement, Buyer shall not be obligated to (and shall not be obligated to cause any of its Affiliates to), agree to divest, hold separate or otherwise materially restrict the use or operation of any business or assets of Buyer (or any of its Affiliates) or agree to divest, hold separate or otherwise materially restrict the use or operation of the Business or Assets.

(b)   Nothing in this  Agreement  shall be deemed to  constitute or require an assignment or an attempt to assign any Contract if the attempted assignment thereof, without the consent of any other party to such Contract, would constitute a breach thereof or adversely affect in any way the rights of any of the Sellers and its assignee thereunder. If, after Sellers shall have used commercially reasonable efforts (which shall not include or require the payment of additional amounts) to obtain such consents from any such third party, any such consent shall not have been obtained at or prior to the Closing, or the attempted assignment of such Contract without such consent at the Closing would have an adverse effect on such rights or Buyer would not in fact receive such rights, Sellers shall continue to use commercially reasonable efforts following the Closing to obtain such consent or, at Buyer's request, Sellers shall cooperate with Buyer in any reasonable arrangement, which shall not require additional cost or expense to Sellers (except for costs and expenses for which Buyer agrees to reimburse Sellers), designed to provide for Buyer the benefits thereunder, including enforcing for the benefit of Buyer, at Buyer's expense, any rights of Sellers against any such third party arising out of the breach or cancellation thereof by any such third party or otherwise. Nothing in this Section 2.7(b) shall be deemed to negate, limit or satisfy the deliveries required by
                Section 2.6(a)(x).

      2.8..Further Assurances.

(a)   Buyer and  Sellers  shall  each,  from time to time after the
                Closing, at the request of the other and without further consideration, promptly execute and deliver such further instruments of assignment, transfer or assumption, and take such further action as the other may reasonably request in order to effectively transfer, reduce to possession and record title to any of the Assets, to permit Buyer to operate the Business or to implement the assumption of the obligations described in Section 2.4.

(b)   Within six (6) months after the Closing,  Buyer shall, at its expense, prepare and submit to Sellers for signature the documentation necessary to record the transfers of the trademarks, patents and any applications therefor included in the Assets. Buyer shall thereafter exert reasonable efforts to promptly complete the recordation of such transfers. After the Closing, Sellers' obligation with respect to the maintenance of any Assets which are the subject of this Agreement, including trademark registrations, patents and patent applications not yet formally transferred to
                Buyer, shall be limited to prompt transmittal to Buyer of written notices relating thereto which are received by any of the Sellers.

(c)   Subsequent  to  Closing,  Buyer  shall take no action for the purpose of diminishing Sellers' ability to collect outstanding accounts receivables for Products sold by Sellers prior to Closing. This provision shall in no way restrict Buyer from operating the Business in the ordinary course.

(d)   Subsequent  to Closing,  Sellers shall take no action for the purpose of diminishing Buyer's ability to collect outstanding accounts receivables for Products sold by Buyer after Closing or the accounts receivable included in the Assets. This provision shall in no way restrict Sellers from collecting accounts receivable or conducting its business in the ordinary course. To the extent customers submit payment to Sellers of EU Receivables after Closing, Sellers shall promptly deliver such payment to Buyer (and in any event no later than five (5) business days after receipt).

      2.9 Sales and Transfer Taxes; Fees. All sales, transfer, documentary, use, filing and other Taxes and fees (including, without limitation, withholding, excise and customs taxes) applicable to the sale, assignment, transfer or delivery of the Assets hereunder shall be borne equally by Buyer and Sellers. To the extent the sale of any of the Assets is subject to VAT or any similar such tax, Sellers shall be entitled to charge such Tax to Buyer in addition to the Purchase Price by presenting a bill corresponding to the applicable Tax.

      2.10 Relocation of Assets. Buyer shall determine and advise Sellers within ninety (90) days of Closing where the Assets are to be delivered (other than inventory at Intercompany locations which may be left in place as consigned goods pursuant to the Representative Agreement). The costs of relocating Assets, to the extent necessary, from Sellers' premises to Buyer's premises shall be borne by Buyer. Such costs shall include, without limitation, delivery and transportation costs, dismantling, engineering costs associated with removing machinery and equipment and making consequent repairs to the vacated space for any damage or injury caused by such removal. The parties shall agree on a reasonable schedule for such relocation of Assets after the Closing, taking into account the need and capabilities of their Affiliates and the objective to complete such relocation on a reasonably prompt basis.

      2.11 Transferred Employees. Buyer shall offer to continue the current employment, as of Closing, of all employees of the Business as required by local law, and the employees of the Gendex Operating Units, except as set forth in Schedule 4.12. To the extent required by the any of the agreements identified in Schedule 4.8(b) or
           (c) or local law, Buyer shall provide to Transferred Employees substantively similar terms and conditions of employment as provided to Transferred Employees prior to Closing, excluding the benefits derived from the DENTSPLY International Employee Stock Ownership Plan. In the event of termination by Buyer of a Transferred Employee within six (6) months of the Closing ("Terminated Employee"), such Terminated Employee(s) shall receive a severance payment from Buyer in accordance with applicable Sellers' severance plan in effect as of September 30, 2003 or as required by law, calculated with credit for service with Sellers.

                ARTICLE III - CONDITIONS PRECEDENT

3.1   Conditions  to Buyer  Closing.  Except  as may be  waived  by
           Buyer, the obligation of Buyer to close the transaction described herein is subject to the fulfillment of the following conditions: (i) the waiting period (and any extension thereof) under Hart-Scott-Rodino or under any other material applicable domestic or foreign Laws that suspends the right to close the transactions contemplated hereby shall have expired without any action being filed by the government thereunder; (ii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Business or limiting or restricting Buyer's operation of the Business following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, seeking any of the foregoing be pending, nor shall there be any action, suit, claim or proceeding of any nature pending with respect to the Business, that if decided adversely, would, individually or in the aggregate, be likely to result in a Material Adverse Effect; (iii) Sellers shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement (or in any of the other documents or instruments to be delivered in connection herewith) to be performed or complied with by Sellers prior to the Closing; (iv) as of the date of this Agreement, to Sellers' knowledge, the representations and warranties of Sellers contained in this Agreement that are qualified with respect to materiality or Material Adverse Effect are true and correct in all respects, and any such representations and warranties that are not so qualified are true and correct in all material respects; (v) since the date of the Base Financial Statements, there shall not have been, individually or in the aggregate, any Material Adverse Effect or any change or event that would, within a reasonable period of time, likely result in a Material Adverse Effect; (vi) Buyer shall have received a certificate signed by an executive officer of Dentsply dated as of the Closing, to the effect that all of the conditions to closing in Section 3.1 have been satisfied or waived by Buyer; and (vii) Sellers shall have made all deliveries required to be made at or prior to the Closing pursuant to this Agreement, including those set forth in Section 2.6(a). Payment of any portion of the Purchase Price shall be Buyer's waiver of any condition described in this paragraph.

3.2   Conditions  to  Sellers  Closing.  Except as may be waived by
           Dentsply, the obligation of Sellers to close the transaction described herein is subject to the fulfillment of the following conditions: (i) the waiting period (and any extension thereof) under Hart-Scott-Rodino or under any material applicable domestic or foreign Laws that suspends the right to close the transactions contemplated hereby shall have expired without any action being filed by the government thereunder; (ii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Business, shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, seeking any of the foregoing be pending; (iii) Buyer shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement (or in any of the other documents or instruments to be delivered in connection herewith) to be performed or complied with by Buyer prior to the
           Closing; (iv) Dentsply shall have received a certificate signed by an executive officer of Buyer, dated as of the Closing, to the effect that all of the conditions to closing set forth in Section 3.2 have been satisfied or waived by Dentsply; and (v) Buyer shall have made all deliveries required to be made at or prior to the Closing pursuant to this Agreement, including those set forth in Section 2.6(b).

       ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in this Agreement or the Schedules hereto, including specifically Schedule 4, Exceptions, Sellers jointly and severally represent and warrant to Buyer as of the date (except as otherwise stated within any such representation) of this Agreement and the Closing as follows:

4.1   Sellers   Organization   and  Good   Standing.   Sellers  are
           corporate entities duly organized, validly existing and in good standing under the laws of their state or country of formation, and have all requisite corporate power to execute, deliver and perform this Agreement and carry on their business as is now being conducted. Sellers are duly authorized and qualified to do business under all applicable Laws to own, lease and operate their properties and to carry on their business in the places and in the manner as now being conducted, except where the failure to be so authorized or qualified does not and would not have, individually or in the aggregate, a Material Adverse Effect. Sellers are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect.

4.2   Authority;  Execution and Delivery.  The execution,  delivery and performance of this Agreement by Sellers, including, without limitation, the sale, assignment, transfer and delivery contemplated hereby, have been
           duly  and   effectively   authorized  by  all  requisite
           corporate action by Sellers. No other corporate proceedings on the part of Sellers are necessary to authorize this Agreement and the transactions contemplated hereby; and this Agreement has been duly executed and delivered by Sellers and constitutes the legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general or general principles of equity.

4.3   Consents;  No  Conflicts.  Subject to the  provisions of this
           Agreement and satisfying the requirements of Hart-Scott-Rodino and similar applicable foreign Laws, the execution, delivery and performance by Sellers of this Agreement and the consummation by Sellers of the transactions contemplated hereby will not, with or without  the  giving of notice or the  passage  of time,
           (a) violate any Law, ordinance, rule or regulation, or any judgment, writ injunction or order of any court, arbitrator or Governmental Authority, applicable to Sellers in any manner which would have, individually or in the aggregate, a Material Adverse Effect,
           (b) constitute a violation of or conflict with any provision of the formation or governance documents of Sellers or any applicable resolution of the Board of Directors or stockholders of Dentsply, (c) require the consent, approval, permission or other authorization of or by or filing or qualification with any Governmental Authority, the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect, (d) result in the creation of any Encumbrance upon the Assets under, or constitute a default or give rise to a right of termination under, any Material Contract, or (e) except as provided in clause (d), result in the creation of any Encumbrance upon the Assets under, or constitute a default or give rise to a right of termination under, any material license, franchise, Contract, lease, mortgage, agreement or other instrument concerning the Business to which any of the Sellers is a party or by which any of the Assets is bound or from which it derives benefit, in any manner which would have, individually or in the aggregate, a Material Adverse Effect.

4.4   Legal  Proceedings.  There  is no legal  proceeding  or other legal action (including arbitrations, governmental investigations or inquiries) pending or, to Sellers' knowledge, threatened against Sellers that could prevent the consummation of the transactions contemplated by this Agreement or affect Sellers' ability to perform their obligations under this Agreement and no notice of any such legal proceeding or other legal action has been received by Sellers.

4.5   Financial  Information.  Schedule 4.5, Financial Information,
           reflects the pro forma Net Sales and Income From Operations associated with the Business for the fiscal years ending December 31, 2001 and 2002, and the nine
           (9) months ending September 30, 2003, and the pro forma condensed balance sheet of the Gendex Operating Units as of September 30, 2003, as included in the Consolidated Financial Statements of Dentsply which Consolidated Financial Statements are prepared in accordance with Dentsply's accounting procedures and GAAP applied on a consistent basis, such Financial Information being prepared as described in the definitions of and notes reflected on Schedule 4.5. The Deal Balance Sheet as reflected in Schedule 4.5 reflects the pro forma condensed balance sheet of the Gendex Operating Units as described above and in Note 1 of the Financial Information as contained in Schedule 4.5, adjusted for assets and liabilities that are not being transferred under this Agreement as described in
           Note 2 to the Financial Information in Schedule 4.5.

4.6   Permits   and   Registrations.   The   Sellers  or   Sellers'
           Affiliates hold all material permits, product import and manufacturing and other licenses, franchises, product registrations and other authorizations ("Permits") of any Governmental Authority necessary for the conduct of the Business. All such Permits have been duly obtained and are in full force and effect. Sellers are in all material respects in compliance with all such Permits, and no event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, and to Sellers' knowledge no Governmental Authority intends to modify, cancel, terminate or not renew any material Permit. To Sellers' knowledge, no Person other than Sellers, own or has any proprietary interest (direct or indirect) in any material Permit. Such Permits are assignable to Buyer and will not be lost, modified or otherwise unavailable to Buyer in a manner which would materially affect Buyer's ability to conduct the Business as heretofore conducted. There are no pending applications for any material amendments or modifications to any such Permits.

4.7   Absence  of  Certain  Changes  or  Events.  Since  January 1,
           2003, there has not been any: (a) change in the Business' assets, liabilities or operations, except for changes which have been in the ordinary course of business consistent with past practice and which have not, individually or in the aggregate, had a Material
           Adverse Effect; (b) creation of any material Encumbrances against any of the Assets, except the lien of current real and personal property taxes and other governmental charges incurred but not yet due and payable, or other non-material Encumbrances incurred in the ordinary course of business consistent with past practice; (c) entering into, material modification, cancellation or termination of any Contract material to the Business, other than in the ordinary course of business and in accordance with their respective terms;
           (d) any increase in salary, bonuses or other compensation of the hourly and salaried employees of the Business, except in the ordinary course of business consistent with past practice, nor any entering into, amendment or termination in any material respect of any Seller Benefit Plan, Seller Benefit Arrangement, employment, severance, or other agreement relating to compensation or fringe benefits covering employees of the Business; (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, or policies with respect to reserves for uncollectible accounts receivable or excess or obsolete inventory) or the revaluation of any assets of the Business (including the Assets); (f) material failure to operate the Business in the ordinary course consistent with past practice; or (g) negotiation or agreement by Sellers or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (f)
           (other  than   negotiations   in  connection   with  the
           transactions   of  the   type   contemplated   in   this
           Agreement).

4.8   Contracts.

           (a) "Material Contract" shall mean any Contract (other than purchase orders in the ordinary course of business consistent with past practice) related to the Business or any Asset: (i) that may give rise to obligations or Liabilities exceeding $125,000 in any calendar year period (or the equivalent value in the applicable currency); (ii) containing
                any       non-solicitation,        non-competition,
                confidentiality or similar obligations which prohibits Sellers, in connection with the Business, from freely providing services or supplying products of the Business to any customer or potential customer in any part of the world;
                (iii) for cleanup, abatement or other actions in connection with any Hazardous Material, the remediation of any existing environmental Liabilities or violation of any Environmental Laws; or (iv) any license agreement relating to material Business Intellectual Property.

           (b) Schedule 4.8(b), Material Contracts, sets forth a complete and accurate list of all Material Contracts and constitutes all the Material Contracts in connection with the Business as conducted by Sellers. Each Material Contract, is in full force and effect and is a legal, valid, binding and enforceable obligation of or against each of the parties thereto. Except for breaches or defaults which have been cured and for which the breaching party has no Liability, none of the Sellers nor, to Sellers' knowledge, any other party to any Material Contract, has breached or defaulted in any material respect under, or has improperly terminated, revoked or accelerated, any Material Contract, and to Sellers' knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, default, termination, revocation or acceleration.

            (c) Schedule  4.8(c)  lists all  Contracts  (other than
                purchase orders in the ordinary course of business consistent with past practice) involved in the
                Business at the Gendex Operating Units which give rise to obligations or liabilities in excess of $50,000 in any calendar year period. Collectively, the Material Contracts and the Contracts listed on Schedule 4.8(c) are referred to herein as the "Scheduled Contracts."

4.9   Assets.  Schedule 4.9,  Fixed  Assets,  reflects all material items of machinery and equipment ("Fixed Assets") which are Assets hereunder. Except as set forth on Schedule
           4.9 as excluded assets, the Fixed Assets constitute all machinery and equipment used in the Business as currently conducted by Sellers. Sellers have good and marketable title to, a valid leasehold in, or valid license or right to use, all Fixed Assets to be transferred to Buyer free and clear of all Encumbrances, except (a) the lien of current real and personal property taxes and other similar governmental charges incurred but not yet due and payable, (b) worker's, mechanic's, supplier's, carrier's, warehouseman's or other similar liens arising in the ordinary course of business consistent with past practice, and (c) such imperfections of title and Encumbrances, if any, as do not, individually or in the aggregate, materially detract from the value, or materially interfere with the present use, of the Assets or otherwise materially impair the operations of the Business (the liens described in clauses (a)-(c), "Permitted Encumbrances"). Each item of tangible personal property included in the Fixed Assets is in operating condition for the Business as currently conducted (ordinary wear and tear which are not such as to materially adversely affect the operation of the Business excepted). Except as set forth in the
           Schedules , the Fixed Assets (together with the Business Intellectual Property, the Real Property, the Scheduled Contracts, the Inventory and the Contracts
           assigned to Buyer pursuant to Section 1.3(c)), constitute all of the material assets, rights and properties used for the conduct of the Business as currently conducted by the Sellers and their Affiliates, other than at the Intercompany Locations, and for such Locations, constitute all of the material assets, rights and properties used primarily for the conduct of the Business as currently conducted.

4.10  Inventory.   The  values  at  which  the   Inventory  of  the
           Business is carried and set forth on the Base Financial Statements reflect the valuation policy of stating Inventories at cost or market, whichever is lower, on a first-in, first-out basis or average cost method, and reflect adequate write-offs, write-downs and reserves for damaged, defective, excess, slow-moving or obsolete items, computed in accordance with GAAP consistent with Sellers' past practices (except as reflected in the Notes to Schedule 4.5). The Inventory of the Business (net of all reserves for obsolete, excess, slow-moving and defective Inventory reflected on the Base Financial Statements), is usable or salable in the ordinary course of business consistent with past practice, conforms to the specifications established therefor, and includes (except as reserved as noted above) no damaged, defective, excess, slow-moving, or obsolete items.

4.11  Intellectual Property.

           (a)  Definitions.

                (i)  "Copyrights"   shall   mean   registered   and
                     unregistered       copyrights,       copyright
                     registrations, renewals thereof, and applications to register the same.

                (ii) "Domain  Names"  shall  mean  Internet  domain
                     names.

                (iii)"Intellectual     Property"     shall     mean
                     Trademarks, Patents, Copyrights, Software, Domain Names, Internet Sites, Licenses-In, Licenses-Out, Proprietary Rights and the goodwill associated therewith.

                (iv) "Internet   Sites"   shall  mean   URLs,   and
                     Internet web-sites and the content thereof.

                (v) "Licenses-In" shall mean licenses, sublicenses and agreements pursuant to which the Sellers have acquired rights in or to any of the Trademarks, Patents, Copyrights, Software, Domain Names or Proprietary Rights.

                (vi) "Licenses-Out"     shall    mean     licenses,
                     sublicenses and agreements pursuant to which any of the Sellers have licensed or transferred any rights to any of the Trademarks, Patents, Copyrights, Software, Domain Names or Proprietary Rights.

                (vii)"Patents"   shall  mean  issued   foreign  and
                     domestic   patents,   patent  rights,   patent
                     applications.

                (viii)    "Proprietary     Rights"    shall    mean
                     categories of trade secrets, trade dress, know-how, inventions, invention disclosures (whether or not patentable and whether or not reduced to practice), inventor rights, reports, discoveries, developments, research and test data, blueprints, technology, ideas, compositions, quality records, engineering notebooks, models, processes, procedures, prototypes, patent records, manufacturing and product procedures and techniques, troubleshooting procedures, failure/defect analysis data, drawings, specifications, designs, ingredient or component lists, formulae, plans, proposals, technical data, copyrightable works, financial, marketing, customer and business data, pricing and cost information, business and marketing plans, selling information, marketing information, customer and supplier lists and information, and all other confidential and proprietary information.

                (ix) "Software"   shall  mean  software,   computer
                     programs,   computer   systems,   modules  and
                     related data and databases and materials.

                (x)  "Trademarks"   shall   mean   registered   and
                     unregistered       trademarks,       trademark
                     registrations, trademark rights and renewals thereof, trade names, trade name rights, servicemarks, servicemark registrations and renewals thereof, servicemark rights, and all applications to register the same.

                (xi) "Transferred  Software"  shall mean (i) in the
                     case of Software subject to standard, off-the-shelf, non-exclusive shrinkwrap software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business, all such Software used by Sellers exclusively in the Business, and (ii) in the case of all other Software, such Software used by Sellers primarily in the Business.

           (b) Schedules 4.11 A, B and C collectively set forth a complete list, in each case, of (i) all United States and foreign Trademarks and Patents owned and/or used in connection with the Business as conducted by Sellers, (ii) Domain Names, and Internet Sites used by Sellers exclusively in the Business, and (iii) Licenses-In and Licenses-Out of Patents and Trademarks in connection with the Business (collectively, the "Listed Intellectual Property").

           (c) Each item of Listed Intellectual Property is subsisting, and all necessary registration, maintenance and renewal fees currently due in connection with such Listed Intellectual Property have been paid and all appropriate documents and certificates in connection with such Listed Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, as necessary for maintaining or prosecuting such Listed Intellectual Property in the countries indicated on the Schedule.

           (d) Sellers own and have good and marketable title to, or possess legally enforceable and transferable rights to use under valid and subsisting written license agreements (each of which is listed on
                Schedule 4.8 and true and correct copies of which have been provided to Buyer), each item of Listed Intellectual Property, Transferred Software and each other item of Intellectual Property primarily used in the Business as currently conducted by Sellers (such Transferred Software and other Intellectual Property, together with the Listed
                Intellectual Property, the "Business Intellectual Property"), in each case free and clear of any
                Encumbrances (excluding licenses and related restrictions disclosed on any schedule hereto).

           (e) The Business Intellectual Property and operations of Sellers in conducting the Business (including the performance of any Contract) as conducted in the past and as now conducted have not and do not, to Sellers' knowledge, (i) infringe on any Intellectual Property of any third party, (ii)
                constitute a misappropriation of any Intellectual Property of any third party, (iii) entitle any third party to any interest therein, or right to compensation from any Seller or any of its successors or assigns, by reason thereof (excluding licenses), or (iv) violate any applicable Law. Sellers have not received any written complaint, threat, allegation, invitation to license, or assertion of any claim, litigation, or proceeding that the Business Intellectual Property or operations of Sellers in conducting the Business infringe upon or conflict with the rights of any third party Intellectual Property.

      4.12.Employee Matters.

(a)   With  respect to  employees of the  Business,  the  following terms shall have the following meanings:

(i)   "Benefit  Arrangement"  shall mean any  benefit  arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits (other than merely as salary or under a Benefit Plan), as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including, but not limited to, employment or consulting agreements, severance agreements or pay policies, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for
                     disability,       workers'       compensation,
                     retirement, deferred compensation, bonus, stock option or purchase plans or programs, patent award, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Code Section 125, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

(ii)   "Benefit  Plan"  shall  have  the  meaning  given  in  ERISA
                     Section 3(3), together with plans or arrangements that would be so defined if they were not (A) otherwise exempt from ERISA by that or another section, (B) maintained outside the United States, or (C) individually negotiated or applicable only to one person.

(iii) "ERISA" shall mean the Employee  Retirement  Income  Security
                     Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

(iv)  "ERISA  Affiliate"  shall  mean any  person or  entity  that, together with the entity referenced, would be or was at any time treated as a single employer under Code Section 414 or ERISA
                     Section 4001 and any general partnership of which the entity is or has been a general partner.

(v)   "Foreign  Plan"  shall  mean  any  Benefit  Plan  or  Benefit
                     Arrangement covering any employee of the Business, which plan, program or arrangement is subject to the laws of any jurisdiction outside of the United States.

(vi)  "Multiemployer  Plan" shall mean any Benefit  Plan  described in ERISA Section 3(37).

(vii) "Pension  Plan" shall mean any Benefit  Plan  subject to Code
                     Section 412 or ERISA Section 302 or Title IV (including any Multiemployer Plan) or any comparable plan not covered by ERISA.

(viii)....."Seller  Benefit  Arrangement"  shall  mean any  Benefit
                     Arrangement any Seller sponsors or maintains or with respect to which any Seller has or may have any current or future liability (whether actual, contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former employees of the Business.

(ix)  "Seller  Benefit  Plan" shall mean any Benefit  Plan that any
                     Seller maintains or has previously maintained or to which any Seller is obligated to make payments or has or may have any liability, in each case with respect to any present or former employees of any Seller.

(b)   Schedule  4.12,  Employment  Terms,  describes  the  material
                Benefit Plans and arrangements in connection with the Business and the treatment of same in connection with the transactions contemplated in this Agreement.

(c)   Dentsply  has  previously   delivered  to  Buyer  a  list  of
                employees employed exclusively in connection with the Business, including levels of compensation.

(d)   No labor union or  workers'  council  represents  or has ever represented the employees of the Business and no collective bargaining agreement is or has been, to the Sellers' knowledge, binding against Sellers in connection with the Business. No grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships is pending; and no claims therefore exist or have, to the Sellers' knowledge, been threatened; no labor strike, lock-out, slowdown, or work stoppage is or has in the last five (5) years been pending or, to the Sellers' knowledge, threatened against the Business.

(e)   Except as provided in Schedule 4.12,  Employment Terms, or as otherwise provided in Section 2.11, Buyer will have no liability with respect to any Seller Benefit Plan or Seller Benefit Arrangement.

(f)   All group health  plans of Dentsply and its ERISA  Affiliates comply and have complied with the  requirements  of
                Part 6 of Title I of ERISA (COBRA).

(g)   Each  Foreign  Plan (i) has been  maintained  in all material respects in accordance with all applicable legal requirements and with its terms; (ii) to the extent it has qualified for special tax treatment, meets all requirements for such treatment; and
                (iii) if required to be registered, has been registered with the appropriate authorities and has been maintained in good standing with the appropriate regulatory authorities.

(h)   Sellers  comply and have  complied in all  material  respects with all applicable domestic and foreign Laws relating to employees of the Business respecting employment and employment practices, terms and conditions of employment and wages and hours, and no claims, controversies, investigations, or suits are pending or, to Sellers' knowledge, threatened with respect to such Laws, either by private individuals or by governmental agencies.

(i)   With  respect  to the  employees  of the  U.S.  Business,  no
                Seller has effectuated in any way (i) a plant closing as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended from time to time (the "WARN Act"), affecting any site of employment or one or more operating units within any site of employment of any Seller or
                (ii) a mass layoff as defined in the WARN Act, nor has any Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of the employees of the Business have suffered an employment loss as defined in the WARN Act during the ninety-day period prior to the Closing.

4.13  Litigation.   Except   as  set   forth  on   Schedule   4.13,
           Litigation, there is no order, writ, injunction, judgment or decree outstanding or claim, suit, litigation or proceeding, pending or, so far as known to Dentsply, threatened against, relating to or affecting any Seller with respect to the Business or the transactions contemplated by this Agreement, to the extent any of the foregoing would, individually or in the aggregate, be material to the Business. Except as set forth on Schedule 4.13, no Product Liability Claims involving amounts in excess of $100,000.00, if adversely determined against the Business, have occurred in the last three (3) years.

4.14  Compliance   with  Laws.   The   Business  has  been  and  is
           currently conducted by Sellers without the violation of any applicable Law in a manner which would, individually or in the aggregate, materially affect the Business and no claim has been alleged or, to Sellers' knowledge, threatened, asserting Sellers' violation of, Liability for, or potential responsibility in any material respect, under any Law in connection with Sellers operation of the Business. No Product has experienced any safety or efficacy problems that would materially change its approved indications as a result of any adverse experience report received by Sellers, and no material change in the labeling of any Product has been required by any governmental or regulatory body, or determined to be implemented by Sellers, as a result of such an adverse experience report. There is no pending, or to Sellers' knowledge, threatened notice of non-compliance or impending regulatory action from any USA or foreign Government Authority with respect to the Assets, Products or the Business.

4.15  Product  Warranties.  The terms of Sellers'  standard product warranties and extended warranties sold by or on behalf of Sellers relating to Products have been provided to Buyer. Except as set forth therein or in Schedule 4.15, Sellers have made no express warranty with respect to any Product. Schedule 4.15, Warranty, reflects the warranty reserve maintained by Dentsply for the Business as of the date reflected therein. Such warranty reserve has been established in the ordinary course of business and is consistent with the historical warranty experience of the Business. To Sellers' knowledge, (a) there are no statements, citations or decisions by any Governmental Authority or any product testing laboratory stating that any product of the Business is unsafe or fails to meet any applicable standards promulgated by such Governmental Authority or testing laboratory, (b) there is no material design, manufacturing or other defect in any model of the Products, and (c) there is no pending or threatened mandatory or voluntary product recalls with respect to any Products and (d) there is no fact relating to any Products that may impose a duty on Sellers to recall any Product. Schedule 4.15 sets forth a complete list of any product recalls relating to the Products in the five (5) years prior to this Agreement.

      4.16 Receivables. The Third Party Receivables of the EU Business ("EU Receivables") are valid and enforceable claims against customers for goods or services delivered or rendered in the ordinary course of business consistent with past practice. No portion of the EU Receivables is required or expected to be paid to any Person other than a Seller. The EU Receivables are current and collectible net of any reserves specifically applicable thereto set forth on the Base Financial Statement, determined in accordance with GAAP consistently applied. There is no contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business consistent with past practice, under any Contract with any maker of an EU Receivable relating to the amount or validity of such EU Receivable.

      4.17 Brokers. Except for UBS Securities LLC, Sellers have not engaged the services of any person to represent Sellers in the negotiation or conclusion of the transactions contemplated hereby.

      4.18 Complete Copies of Contracts. Dentsply made available for inspection by Buyer true and complete copies of each document referenced in the Schedules to this Agreement, except for Excluded Assets.

      4.19.Environmental Matters.

           (a) "Environmental Laws" shall mean all federal, state, local, and foreign Laws and common law Liability, relating to pollution or protection of human health or the environment, including, Laws relating to indoor or outdoor releases or threatened releases, importation, manufacture, processing, use, treatment, storage, disposal, transport, or handling of hazardous substances, hazardous wastes, petroleum or petroleum by-products, or pollutants or contaminants of any kind.

............(b)  Except   as   set   forth   on    Schedule    4.19,
                Environmental  Matters, each Seller is and has been
                in   material   compliance   with  all   applicable
                Environmental Laws with respect to the Business; no Seller has received within the last three (3) years and there are no pending communications (written or oral) from a Governmental Authority that alleges that Sellers are not in compliance
                with   Environmental   Laws  with  respect  to  the
                Business.

............(c)  Except as set forth on Schedule  4.19,  there is no claim, action, cause of action, investigation, or notice (written or oral) with respect to the
                Business by any Governmental Authority or any other person pending or, to Sellers' knowledge, threatened, against Sellers or against any Person whose Liability Sellers have retained or assumed
                either   contractually  or  by  operation  of  law,
                pursuant to any Environmental Law.

............(d)  Except as set forth on Schedule  4.19,  there is no asbestos contained in or forming part of any products of the Business currently or previously manufactured, distributed or sold by Sellers.

............(e)  Except as set forth on Schedule  4.19,  to Sellers'
                knowledge, there are no past or present actions, activities, circumstances, conditions, events or
                incidents   with  respect  to  the  Business   that
                establish any Liability of any Seller or of any Person whose Liability Sellers has retained or assumed either contractually or by operation of law, pursuant to any Environmental Law.

      4.20.Real Property.

           (a) Schedule 4.20, Real Property, lists: (i) a description of each parcel of real property owned by any of the Sellers which is used exclusively in connection with the Business (the "Fee Real Property"); (ii) each lease, whether oral or written, of real property used exclusively in connection with the Business under which any Seller is a lessee, lessor, sublessee or sublessor, as so designated therein (the "Leases" and together with the Fee Real Property, the "Real Property"); and (iii) all options to acquire, sell or lease any real property interests exclusively in connection with the Business to which any Seller is a party ("Real Property Options").

           (b) Except as set forth on Schedule 4.20, (i) all Leases are valid, binding, in full force and effect, free and clear of all Encumbrances, other than non-monetary items which do not and will not impair, in any material respect, the usefulness to the Business; (ii) no written notice of default or termination under the Leases has been received by Sellers and no uncured default on the part of
                Sellers exist thereunder; (iii) there are no restrictions that prevent Sellers from their continued use, occupancy and operation as used, occupied and operated in connection with the Business as currently conducted; (iv) Dentsply is not a "foreign person" as that term is defined in
                Section 1445 of the Code and any applicable regulations promulgated thereunder; (v) Sellers have not received notice from any municipal body or other public authority requiring work to be done or improvements to be made upon any of the Real Property; (vi) there are no Persons other than Sellers in possession of any Real Property leased by Sellers or any portion thereof; (vii) no condemnation or similar proceeding is pending or, to Sellers' knowledge, threatened, that would preclude or impair the use of any Real Property leased by Sellers, or any portion thereof, for the purposes for which it is currently used; (viii) there is not under any Lease any default by Sellers or, to Sellers' knowledge, any other party to any Lease, or any condition, event or act which would constitute such a default with the giving of notice or the passage of time, or both.

      4.21 Significant Customers and Suppliers.

           (a)  Schedule  4.21(a),   Significant   Customers  and
                Suppliers, sets forth (i) a true and correct customer list showing the ten (10) largest third party customers by gross purchases from the Gendex Operating Units during the nine (9) month period ended on the date of the Base Financial Statements (individually, a "Significant Customer" and collectively, the "Significant Customers"), and
                (ii) a true and correct supplier list showing (A) the ten (10) largest suppliers by gross sales to the Gendex Operating Units during the nine (9) month period ended on the date of the Base Financial Statements and, (B) any sole source Suppliers to the Business that are identified as a Material Contract on Schedule 4.8(b) ("Significant Supplier").

           (b) Since January 1, 2003, no Significant Customer or Significant Supplier has (whether as a result of the transactions contemplated hereby or otherwise)
                (i) stopped, or to Sellers' knowledge indicated an intention to stop, trading with or supplying the Business, (ii) notified Sellers that it is going to materially reduce or discontinue business with the Sellers, or (iii) materially changed or notified Sellers that it is going to change the basic terms on which it does or will do business with Sellers in a manner which materially deviates from the past course of conduct or dealings with the Sellers.

      4.22 Taxes.

           (a)  Definitions.

                (i) "Tax" shall mean any tax or similar charge, impost, or levy imposed by a Governmental Authority, including, without limitation, any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, stamp, occupation, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, together with any interest, penalties, fines, or additions thereto, whether disputed or not.

                (ii) "Tax  Return"  means  any  return   (including
                     information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

           (b)  Except as set forth on Schedule 4.22, Taxes:

                (i) All Taxes owed by or with respect to the Business due on or before the Closing Date (whether or not shown on any Tax Return) have been paid in full on a timely basis.

                (ii) There  are  (and  immediately   following  the
                     Closing there will be) no Encumbrances on the Assets relating to or attributable to Taxes, except for Taxes not yet due and payable. Sellers have no knowledge of any basis for the assertion of any Tax claims that, if adversely determined, would result in a material Encumbrance on the Assets or the Business.

      4.23 Bank Accounts; Powers of Attorney. Schedule 4.23 sets forth a complete and accurate list of all bank accounts, safe deposit boxes and lock boxes of any Seller used primarily for the Business, including, with respect to each such account and lock box, the names in which such accounts or boxes are held. Schedule 4.23 also sets forth the name of each Person holding a general or special power of attorney from any Seller for use in connection with the Business and a description of the terms of such power.

      4.24 Backlog. All pending customer orders for the Business were entered into in the ordinary course of business consistent with past practice. No such customer orders are at prices which, based on the past experience of Sellers and current and anticipated costs, are or can reasonably be expected to result in a material loss to the Business.

      4.25 Unlawful  Payments.   To  Sellers'  knowledge,   neither
           Sellers nor any director, officer, employee, stockholder, agent or representative of (or any other Person associated with or acting for or on behalf of) Sellers, have directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of what form, whether in money, property, or services (A) to obtain favorable treatment for the Business or to secure Contracts, (B) to obtain special concessions or for special concessions already obtained for the Business, or (C) in violation of any legal requirement in connection with the Business.

4.26  Absence of Claims;  Business  Relationships  With Affiliates.
           Except as set forth in Schedule 4.26, no Affiliate of Dentsply as of Closing will have any claim or cause of action against the Buyer or the Business and there are no arrangements with any Affiliates related to the Business the discontinuance of which would have, individually or in the aggregate, a Material Adverse Effect.

4.27  Books  and  Records.  Sellers  have  made and  kept  business records in the ordinary course of business (which might include financial books and records, sales order files, purchase order files, engineering order files, warranty and repair files, supplier lists, customer lists, dealer, representative and distributor lists, studies, surveys, analyses, strategies, plans, forms, designs, diagrams, drawings, specifications, technical data, production and quality control records and formulations) (collectively, "Books and Records") which reflect the activities of the Business.

4.28  Trade  Accounts  Payable.  The Trade Payables as shown in the
           Base Financial Statements reflects the gross amount of Third Party Payables due to non-affiliates for goods and services provided, compiled in accordance with GAAP as of the date of the Base Financial Statements.

        ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as of the date of this Agreement and Closing as follows:

5.1   Buyer's   Organization,   Power,   Execution.   Buyer   is  a
           corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform this Agreement and carry out the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general or general principles of equity.

5.2   Non-Violation.  Subject to  satisfying  the  requirements  of
           Hart-Scott-Rodino and similar applicable foreign laws, the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without  the  giving of notice or the  passage  of time,
           (a) violate any law, ordinance, rule or regulation, or any judgment, writ injunction or order of any court, arbitrator or governmental, administrative or self-regulatory authority, applicable to Buyer in any manner which would materially adversely affect the rights of any Seller under this Agreement, (b) constitute a violation of or conflict with any provision of the certificate of incorporation or by-laws of Buyer, or (c) require the consent, approval, permission or other authorization of or by or filing or qualification with any court, arbitrator or governmental, administrative or self-regulatory authority, the failure of which to obtain would materially adversely affect the rights of any Seller under this Agreement.

5.3   Legal  Proceedings.  There  is no legal  proceeding  or other legal action pending or, to Buyer's knowledge, threatened against Buyer that could prevent the consummation of the transactions contemplated by this Agreement or materially affect Buyer's ability to perform its obligations under this Agreement or the Ancillary Agreements.

5.4   Brokers.  Buyer has not  engaged  the  services of any person to represent Buyer in the negotiation or conclusion of the transactions contemplated hereby.

5.5   Cash  Resources.  Buyer  has an  amount  of cash  or  readily available financing which is sufficient to pay the Purchase Price at Closing, as well as all Buyer-related fees and expenses associated with such transaction.

                 ARTICLE VI - COVENANTS OF SELLER

Sellers covenant and agree as follows:

6.1   Conduct of the  Business.  Except as  otherwise  permitted by this Agreement or consented to by Buyer in writing, Sellers shall conduct the Business in the ordinary course consistent with past practice. Without limiting the foregoing, Sellers shall maintain the Assets in the condition existing at the time of this Agreement (ordinary wear and tear excepted), keep in full force and effect its present insurance policies or other comparable insurance coverage with respect to the Business, comply with, and perform in all material respects obligations under, all Scheduled Contracts, all applicable Laws and all Permits related to the Business and use commercially reasonable efforts (payment of additional costs or liabilities outside the ordinary course of business shall not be considered reasonable) to preserve intact its present business organization, to keep available the services of its present employees, and to preserve its relationships with customers, suppliers and others having business dealings with it.

6.2   Certain  Changes.  Except  as  otherwise  permitted  by  this
           Agreement, consented to by Buyer in writing or disclosed in the Schedules hereto between the signing of this Agreement and the Closing, Sellers shall not:
           (a) subject any of the Assets to any material Encumbrance; (b) dispose of any of the Assets, or any interest therein except in the ordinary course of business consistent with past practice; (c) grant any material increase in compensation or benefits to any employee who will transfer to Buyer with the Business;
           (d) breach, terminate or allow the expiration of, waive any right under, or materially modify or amend, any Scheduled Contract or Material Permit, except in accordance with its terms; (e) make any capital expenditure in connection with the Business in excess of $100,000; or (f) take or agree to take (in writing or otherwise) any other action which will prevent the consummation of the transactions contemplated hereby or materially diminish the value of the Business.

6.3   Access to  Information.  Sellers shall afford to the officers and authorized representatives of Buyer access to, in the form in which it is kept by Sellers for the normal operation of the Business (i) all of the Assets (including the Real Property) and Books and Records related to the Business and (ii) such additional financial and operating data and other information relating to the Business as Buyer may from time to time reasonably request, including access upon reasonable request to the Business's employees, customers, vendors, suppliers and creditors. Sellers shall reasonably cooperate with Buyer, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with this Agreement.

6.4   Exclusivity.   Sellers   shall,   and  shall   direct   their
           respective officers, directors, employees, representatives, agents and Affiliates, to, discontinue and cease any existing discussions or negotiations, if any, with any parties with respect to any purchase or acquisition of all or a material portion of the Assets related to the Business (each, an "Acquisition
           Transaction"). Each Seller agrees that prior to the earlier of the Closing or the termination of this Agreement, it shall not, and shall not authorize or permit any of its officers, directors, employees, representatives, agents and Affiliates, directly or indirectly to solicit, initiate or encourage, or furnish or disclose information in furtherance of, any inquiries or the making of any proposal with respect to any Acquisition Transaction or negotiate, explore or otherwise engage in substantive discussions with any Person with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate any of the transactions contemplated by this Agreement.

6.5   VAT  Refund.  Sellers  shall  provide to Buyer the benefit of that portion of the VAT refund due from the Governmental Authority in Italy to Italia (the "VAT Refund"), and which is solely attributable to the business operations of the EU Business located in Cusano Milanino, Italy, as reflected in, and as of the date of, the Deal Balance Sheet. As of that date, the VAT Refund is equal to 1,987,818 Euro (the "VAT Refund Amount"). In the event that after good faith efforts, Buyer is unable to obtain the full benefit of the VAT Refund Amount from the Governmental Authority in Italy within the six month anniversary date of Closing, Sellers shall pay to Buyer that portion of the VAT Refund Amount that Buyer does not obtain from the
           Governmental Authority in Italy (the "VAT Differential"), up to a total amount of $2,315,808, and Buyer shall assign all of its rights to its claims against the Governmental Authority for such amounts to the Sellers. In the event Buyer obtains the benefit of any portion of the VAT Refund after receiving payment of the VAT Differential from Sellers, Buyer covenants and agrees to return to Sellers that amount of the VAT Refund of which it obtains the benefit within 30 days of Buyer's receipt of each such refund.

                  ARTICLE VII - OTHER AGREEMENTS

7.1   Books and  Records.  For a period of not less than  three (3)
           years from the Closing (plus any additional time during which a party has been advised that there is a tax audit with respect to a period prior to the Closing), Buyer and Sellers shall each, at the request of the other party, make available to such other party from time to time on a reasonable basis, records and other documents relating to the Business as kept in the ordinary course of business. Copies of such records and other documents shall be delivered to the other party upon such other party's request at any time and at such other party's out-of-pocket expense; provided, however, that (a) all such access and copying shall be done in a manner so as not to interfere unreasonably with the normal conduct of the operations of the party requested to provide the records or documents, and (b) the party requesting the documents and records shall treat such documents and records as confidential and not disclose such records or the contents thereof to any other person or entity except as required by applicable law or as authorized in writing by the disclosing party. In addition, after the Closing, at Dentsply's request and to the extent reasonably possible, Buyer shall make employees of the Business or their replacements available to Dentsply in connection with any matters related to activities of the Business prior to the Closing as reasonably requested by Sellers, provided that, Sellers shall reimburse Buyer for any out-of-pocket costs associated with making such employees available.

7.2   Bulk  Sales  Laws.   Subject  to  all  other  terms  of  this
           Agreement, Dentsply and Buyer each waive compliance with any bulk sales laws applicable to the sale of the Assets or the transfer of the Business to Buyer; provided, however, that Sellers shall pay and discharge when due any and all claims of creditors in existence prior to Closing, which were not disclosed in any Schedule and which could be asserted against Buyer by reason of such non-compliance.

7.3   Allocation of Purchase Price and Tax Matters.

(a)   The Purchase Price plus any Assumed Obligations,  each to the extent properly taken into account under Section 1060 of the Internal Revenue Code of 1986 ("Code"), as amended, will be allocated generally as agreed by the parties. Dentsply and Buyer agree that they will adopt and utilize the amounts allocated to each asset or class of assets as agreed for purposes of all Tax Returns and reports (including without limitation IRS Form 8594) filed by each of them, and that each of them will not voluntarily take any position inconsistent therewith upon examination of any such Tax Return, in any refund claim, in any litigation or otherwise  with respect to such income tax returns.
                 The  parties  and their  Affiliates  shall  timely
                file  all  forms  and Tax  Returns  required  to be
                filed in connection with the Allocation.

(b)   Buyer  shall  prepare an  allocation  of the  Purchase  Price among the acquired assets in accordance with Code and any similar provisions of state, local, or foreign law, as appropriate. Buyer shall deliver such allocation to Sellers within 60 days after the Closing date. Sellers shall 30 days after receiving such allocation from Buyer to review and agree the allocation or to make amendments to the allocation. Once agreed, the Buyer and Sellers shall report, act and file tax returns in all respects consistent with such allocation so agreed.

(c)   Sellers  shall timely pay all Taxes that relate to the Assets or the Business and that were incurred in or are attributable to any Tax period (or portion thereof) ending on or before the Closing Date. Sellers shall prepare and file all necessary Tax Returns for the Business for all periods ending on or before the Closing Date. Such returns will be prepared and filed in accordance with applicable Law and in a manner consistent with past practices. Buyer shall timely pay all Taxes that relate to the Assets or the Business and that were incurred in or are attributable to any Tax period (or portion thereof) ending on or after the Closing Date. Buyer shall prepare and file all necessary Tax Returns for the Business for all periods ending on or after the Closing Date. Such returns will be prepared and filed in accordance with applicable Law.

7.4   No Implied  Representations.  Buyer and  Sellers  acknowledge that, except as expressly set forth in this Agreement, the Schedules, or in the agreements referenced herein, neither Buyer nor Dentsply has made or is making any oral or written representation or warranty to the other, implied or otherwise.

7.5   Currency   Exchange.    For   purposes   of   the   financial
           information referenced in this Agreement, the translation of currency was calculated as follows: (i) for income statement items, currency translations were done using the actual average rates for the period covered by the statement; and (ii) for balance sheet items, currency translations were done using the spot rate as of the balance sheet date.

7.6   Intercompany  Effects.  Dentsply  has  historically  operated the Business through operating units, divisions and/or product lines of Intercompany Locations with corporate parent provision of certain services. Because of Sellers' intercompany structure, the financial information, assets, liabilities, revenues, and expenses of the Business are not necessarily indicative of what would have occurred had the Business operated as a stand-alone entity or of the future financial position or results or operations of the Business. Dentsply has provided information regarding support and financial relationships affecting the Business because of or resulting from these intercompany relationships. This Section 7.6 is not intended to modify the representations and warranties of Sellers set forth in
           Section 4.

7.7   Cause   Conditions  to  be   Satisfied.   Sellers  shall  use
           commercially reasonable efforts to cause each of the conditions set forth in Section 3.1 hereof to be satisfied at or prior to the Closing. Buyer shall use commercially reasonable efforts to cause each of the conditions set forth in Section 3.2 hereof to be satisfied at or prior to the Closing. Each party hereto shall cooperate in obtaining all consents and approvals required by Section 2.6(a)(x) (the obtaining of which shall nonetheless be the responsibility of Sellers).

7.8   Notification  of Certain  Matters.  Each party  hereto  shall give prompt notice to the other of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which results in (i) any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, or which, individually or in the aggregate, results in a Material Adverse Effect and
           (ii) any material failure of such party to comply with or satisfy in a timely manner any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 7.8 shall not, without the express written consent of the other party hereto (which consent may be withheld in their respective sole discretion) be deemed to (A) modify the representations, warranties, covenants or agreements hereunder of the party delivering such notice, or any of the Schedules (B) modify any of the conditions set forth in Article III, (C) cure or prevent any such inaccuracy or failure, or (D) limit or otherwise affect the remedies available hereunder or otherwise to the party receiving such notice.

7.9   Transitional Services Agreement.  Contemporaneously  with the execution of this Agreement, the parties shall execute a Transitional Services Agreement in the form attached as Exhibit 7.9.

                    ARTICLE VIII - TERMINATION

8.1   General  Termination.  This  Agreement  may be  terminated at any time prior to the Closing: (i) by the mutual consent of Dentsply and Buyer; (ii) by Dentsply or Buyer if any Governmental Authority of competent jurisdiction shall have issued any judgment, injunction, order or decree prohibiting, enjoining, restraining or otherwise materially conditioning the transactions contemplated hereby and such judgment, injunction, order or decree shall have become final and nonappealable; provided, however, that either party may only exercise its right to terminate this Agreement pursuant to this Section 8.1(ii) if it has used commercially reasonable efforts to prevent and remove such judgment, injunction, order or decree and it has not been removed within one hundred twenty (120) days of the date of this Agreement; (iii) by Dentsply or Buyer if any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority of competent jurisdiction after the date of this Agreement which prohibits the consummation of the transactions contemplated hereby shall be in effect;
           (iv) by Dentsply or Buyer, after the date which is one hundred twenty (120) days after the date of this Agreement, if any of the conditions to Closing hereunder have not been fulfilled; provided, however,
           Buyer shall not have the right to terminate this Agreement pursuant to this Section 8.1(iv) if the misrepresentation, inaccuracy or breach of any representation or warranty made by Buyer, or Buyer's default or failure to fulfill any covenant or obligation, pursuant to this Agreement has been the primary cause of, or resulted in, the failure of the Closing to occur prior to the expiration of such period, and provided, further, Dentsply shall not have the right to terminate this Agreement pursuant to this Section 8.1(iv) if the misrepresentation, inaccuracy or breach of any representation or warranty made by Sellers, or Sellers' default or failure to fulfill any covenant or obligation, pursuant to this Agreement has been the primary cause of, or resulted in, the failure of the Closing to occur prior to the expiration of such period.

8.2   Termination  by Buyer.  This  Agreement  may be terminated by
           Buyer at any time prior to the Closing if Sellers shall have failed to comply in any material respect with its agreements herein and such failure shall be continuing, provided that, Buyer shall give Sellers a reasonable opportunity to cure any default hereunder, by the payment of compensation (if the matter is reasonably capable of rectification by that means) or by the rectification of the matter before the Closing.

8.3   Termination  by Seller.  This  Agreement may be terminated by
           Dentsply at any time prior to the Closing if Buyer shall have failed to comply in any material respect with its agreements herein and such failure shall be continuing, provided that, Dentsply shall give Buyer a reasonable opportunity to cure any default hereunder, by the payment of compensation (if the matter is reasonably capable of rectification by that means) or by the rectification of the matter before the Closing.

8.4   Effect of  Termination.  In the event of any  termination  of this Agreement pursuant to Section 8.1, 8.2 or 8.3 hereof, this Agreement forthwith shall become void and of no further force or effect, and no party hereto (or any of its Affiliates, directors, officers, employees, agents or representatives) shall have any liability or obligation hereunder, except in any such case, in accordance with (i) the provisions of this Section 8.4, the payment of expenses provisions of Section 12.2, the specific performance and remedies provisions of Section 12.6, the governing law and forum provisions of Section
           12.7 and the publicity provisions of Section 12.9, each of which shall survive any such termination and (ii) for Damages arising from any breach by a party prior to such termination, of any of its covenants contained in this Agreement.

                     ARTICLE IX - INDEMNITIES

9.1   Indemnity Claims.  With respect to the indemnities  contained in this Article IX: (i) the indemnitor shall indemnify and hold harmless the indemnitee against and in respect to all Damages which the indemnitee may incur, suffer, sustain, pay or with which it may be faced arising out of, in connection with or resulting from, directly or indirectly, the subject matter of the indemnity; (ii) if indemnitee receives notice or otherwise obtains knowledge of any matter with respect to which indemnitor may become obligated to hold harmless or indemnify indemnitee under this Article then indemnitee shall promptly deliver to indemnitor a written notice describing such matter, provided that failure to promptly  deliver  such  notice  shall  not  affect  the
           indemnification obligation except to the extent the indemnitor is prejudiced or injured thereby, but in any event shall deliver such notice prior to last day of the survival period for the representation, warranty, covenant or agreement that is the subject of that claim, and indemnitor shall deliver a written response within twenty (20) days of such notice from indemnitee stating its position with respect to such claim for indemnification; (iii) if such matter involves a claim against indemnitee by a third party, indemnitor shall have the right, at its option and upon advice to the indemnitee, to assume the defense of such matter at its own expense and with its own counsel, provided that such counsel does not have an actual or potential conflict of interest as determined by an opinion of counsel who is not involved in such representation and such counsel is acceptable to indemnitee on a reasonable basis; (iv) if indemnitor elects to and does assume the defense of such matter, (a) indemnitor shall not be required to indemnify indemnitee against any attorneys' fees or any other expenses incurred by indemnitee in connection with such matter following such assumption by indemnitor except as otherwise provided herein, (b) indemnitee shall reasonably cooperate as requested by indemnitor in the defense or settlement of such matter, (c) indemnitor shall keep indemnitee reasonably informed of developments and events relating to such matter, (d) indemnitee shall have the right to participate, at its own expense, in the defense of such matter, (e) indemnitor shall prosecute such matter to a final conclusion or settlement; provided, that, unless indemnitee otherwise agrees in writing, indemnitor may not settle any matter (in whole or in part) unless such settlement (1) includes a complete and unconditional release of indemnitee in respect of such matter and (2) excludes any injunctive or non-monetary relief applicable to indemnitee or any of its Affiliates; (f) so long as indemnitor is in good faith defending indemnitee in such matter, indemnitee shall not settle or compromise such matter, except as otherwise provided herein; (g) in the event that (1) indemnitor does not assume or relinquishes the defense of such matter to indemnitee or (2) indemnitee notifies indemnitor that, in the opinion of counsel who would not be retained by indemnitee in such representation, there is an actual conflict of interest between indemnitor and indemnitee (except that the fact that one party is an indemnitor and one party is an indemnitee shall not in and of itself constitute a conflict of interest), indemnitee shall have the right (but not the obligation) to defend itself, or to enter into any settlement of such matter in the indemnitee's reasonable discretion and such actions by indemnitee shall not, by itself, prejudice indemnitee's right to seek full indemnification for all Damages incurred by indemnitee with respect thereto; and in accordance with and as provided for by this Agreement, and provided that such settlement does not impose any material prospective injunctive relief against the indemnitor; and (h) if at any time, in the reasonable opinion of indemnitee, any such matter seeks material prospective relief which could have a material adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of indemnitee or any of its Affiliates in connection with the Business, indemnitee shall have the right to control or assume (as the case may be) the defense of such matter and, provided such assumption of and prosecution of defense does not materially prejudice a meritorious defense to any such action or claim, the amount of any judgment or settlement and the reasonable costs and expenses of defense may be included as part of any claim by Buyer for indemnification hereunder, provided, that, if indemnitee should elect to exercise such right, indemnitor shall have the right to participate in, but not control, the defense of such matter or demand at the sole cost and expense of indemnitor.

      9.2 Indemnification by Sellers. Sellers jointly and severally covenant and agree to indemnify, defend, protect and hold harmless Buyer and its officers, directors, employees, stockholders, representatives, assigns, successors and Affiliates (the "Buyer Indemnified Parties") from, against and in respect of:

           (a) all Damages of any Buyer Indemnified Party in connection with, resulting from or arising out of, directly or indirectly: (i) any misrepresentation, breach or inaccuracy of any representation or warranty of Sellers set forth in this Agreement, any Ancillary Agreement, or any Schedule hereto;
                (ii) any nonfulfillment or breach of any covenant or agreement on the part of Sellers set forth in this Agreement, any Ancillary Agreement or any Schedule hereto; (iii) Liabilities retained by Sellers, including any Excluded Obligation; (iv) any Liability of any Seller imposed upon Buyer solely by reason of Buyer's status as transferee of the Business or the Acquired Assets (other than an Assumed Liability); (v) any Product Liability Claims in connection with any products or services manufactured, distributed, sold or performed by Sellers in connection with the Business on or prior to the Closing Date; (vi) any property damage or any personal injury or death suffered by any employee, consultant or contractor of Sellers or any other Person, to the extent arising from the operations  of the  Business  by  Sellers  prior to
                Closing; or (vii) any Liabilities for warranty claims or recall of products manufactured or sold by Sellers or their Affiliates prior to Closing to the extent such Liabilities exceed the product of
                1.15 times the Warranty Reserve, net of any amount realized by Buyer from reclamation, rework or claims against suppliers, subject to the following terms and conditions: (w) any such warranty claim or recall action is handled in substantially the same manner and consistent with the historic policies and practices of Sellers, (x) does not result from the Buyer altering or modifying a decision with respect to a matter previously handled by Sellers (except as may be required by applicable law or regulation or by a Governmental Authority, or as would be necessary to conform to Seller's past practices), (y) Buyer provides relevant information and documentation, upon Sellers' reasonable request, with respect to any such warranty claims or recalls, and (z) with respect to any potential recall of a product, Buyer shall first consult with Sellers and allow Sellers a reasonable opportunity to analyze and
                provide    input   with   respect   to   any   such
                consideration. and

............(b)  any  and  all  Damages   incident  to  any  of  the
                foregoing  or to the  enforcement  of this  Section
                9.2.

      9.3 Indemnification by Buyer. Buyer covenants and agrees to indemnify, defend, protect and hold harmless Sellers and their officers, directors, employees, stockholders, representatives, assigns, successors and Affiliates (the "Seller Indemnified Parties") from, against and in respect of:

           (a) all Damages of any Seller Indemnified Party in connection with, resulting from or arising out of, directly or indirectly: (i) any misrepresentation, breach or inaccuracy of any representation or warranty of Buyer set forth in this Agreement, any Ancillary Agreement or any Schedule hereto;
                (ii) any nonfulfillment or breach of any covenant or agreement on the part of Buyer set forth in this Agreement, any Ancillary Agreement or any Schedule hereto; (iii) any Assumed Obligation;
                (iv) any Liability of Buyer and/or its Affiliates imposed upon any Seller solely by reason of Buyer's failure to perform in accordance with Obligations assumed in accordance with this Agreement (v) any Product Liability claims in connection with any products manufactured or services performed in connection with the Business on or after the Closing Date; or (vi) any property damage or any personal injury or death suffered by any employee, consultant or contractor of Buyer or any other Person, to the extent arising from the operations of the Business by Buyer after Closing; and

............(b)  any  and  all  Damages   incident  to  any  of  the
                foregoing  or to the  enforcement  of this  Section
                9.3.

                   ARTICLE X - SURVIVAL; CLAIMS

10.1  Survival.

(a)   The  representations  and warranties of Sellers shall survive the Closing and shall expire on the applicable date specified in clause (i), (ii), (iii) or (iv) of this Section 10.1(a): (i) except as to representations and warranties specified in clause
                (ii), (iii) or (iv) of this Section 10.1(a), eighteen (18) months from the Closing Date; (ii) with respect to Sections 4.2 (authority, execution and delivery), 4.11 (intellectual property) and
                4.15 (product warranties), the second anniversary of the Closing Date; (iii) with respect to Section
                4.9  (assets),  but only  the  second  sentence  of
                Section 4.9, and other provisions relating to Sellers quality of title to the Assets, the tenth
                (10th) anniversary of the Closing Date; and (iv) with respect to representations and warranties contained in Sections 4.12 (employment matters),
                4.19 (environmental matters) and 4.22 (taxes) on the date that is (A) 90 days after the expiration of the applicable federal, state, local or foreign statute of limitations (including extensions thereof), or (B) if there is no applicable statute of limitations, five (5) years after the Closing Date.

(b)   The  representations  and  warranties  of Buyer shall survive the Closing and shall expire on the applicable date specified in clause (i) and (ii) of this
                Section 10.1(b): (i) except as to representations and warranties specified in clause (ii) of this
                Section  10.1(b),  eighteen  (18)  months  from the
                Closing  Date;  and (ii) with  respect to  Sections
                5.1 (authority, execution and delivery), the second anniversary of the Closing Date.

           (c) All covenants of the parties made herein that are to be performed in whole or in part after Closing (including the obligations set forth in Sections
                9.2 and 9.3) shall survive the Closing, continue in effect and expire in accordance with their respective terms (or if by their terms they have no expiration they shall continue in perpetuity); provided, that, in any event, any claim with respect to a breach of covenant shall be asserted no later than three (3) years after the discovery of such breach by the party asserting a claim.

           (d)  Notwithstanding  anything to the  contrary  herein,
                (i) an indemnitee may make a claim hereunder for a claim even where the indemnitee has not yet suffered Damages or where the full amount of any Damages is not yet known, provided the claim notice sets forth the specific basis for any such claim to the extent then feasible, and (ii) any claim alleging any misrepresentation, breach or inaccuracy of any representation or warranty, or any nonfulfillment or breach of any covenant or agreement, set forth in this Agreement or any Schedule hereto, made prior to the expiration period with respect to the applicable representation, warranty, covenant or agreement, shall survive the expiration of such representation, warranty, covenant or agreement until final resolution of such claim.

      10.2.Limitation of Indemnification Obligations.

           (a) There shall be no liability for indemnification under Section 9.2(a)(i) unless the aggregate amount of Damages thereunder exceeds $1,025,000 (the "Seller Indemnification Threshold"), at which time Sellers will be obligated to indemnify the Buyer Indemnified Parties with respect to the aggregate amount of all such Damages described in
                Section 9.2(a)(i) in excess of such Threshold; provided, however, that the Seller Indemnification Threshold shall not apply to the misrepresentation, breach or inaccuracy of any representation or warranty which breach arose from an occurrence between the date of this Agreement and the Closing Date or made by any Seller in any of the following sections: Section 4.2 (authority, execution and delivery), the second sentence of
                Section 4.9 and other provisions of the Agreement as it relates to Sellers quality of title to the Assets and 4.22 (taxes).

           (b)  The  indemnification  obligations  of Sellers under
                Section 9.2(a)(i) shall be limited to US$30,000,000 (the "Cap"); provided, however, any determination of whether the indemnification obligations of Sellers have met or exceeded the Cap shall exclude any indemnification obligations of Sellers in connection with the misrepresentation, breach or inaccuracy of any representation or warranty made by any Seller in any of the following sections: Section 4.2 (authority, execution and delivery), the second sentence of Section 4.9 and other provisions of the Agreement as it relates to Sellers title to the Assets and 4.22 (taxes).

           (c)  The  indemnification  obligations  of  Buyer  under
                Section 9.3(a)(i) shall be limited to the Cap; provided, however, any determination of whether the indemnification obligations of Buyer have met or exceeded the Cap shall exclude any indemnification obligations of Buyer in connection with the misrepresentation, breach or inaccuracy of any representation or warranty made by Buyer in
                Section 5.2 (authority, execution and delivery).

      10.3 Determination of Damages.

(a)   In  any   determination   of  whether   Seller  has  breached
                representations,  warranties  and/or agreements and
                the  amount  of  Damages   for  any   breaches   of
                representations,   warranties  and/or   agreements,
                Buyer shall be charged with  knowledge of the facts
                disclosed to Buyer during its  investigation of the
                Assets and the  Business to the extent  apparent on
                the face of the items set  forth in  Schedule  10.3
                of this Agreement.

(b)   Any Damages  awarded in connection  with this Agreement shall be reduced to the extent such  Damages  result from
                (i) a failure by the Person suffering such Damages to mitigate its Damages and (ii) any change after the Closing in any Law, including a retroactive change in Tax rates.

(c)   Indemnification of any indemnitee  pursuant to Section 9.2 or
                Section 9.3 hereof shall be (i) reduced by the amount of any Tax benefit to the relevant indemnitee, (ii) increased to take into account any Tax cost incurred by the relevant indemnitee (unless such indemnity payment is treated as an adjustment to the Purchase Price for Tax purposes) and (iii) limited to the amount of any Damages that remain after deducting therefrom any insurance or other proceeds actually recovered by the relevant indemnitee or any of its Affiliates from any third party with respect thereto. The parties hereto shall treat all payments under
                Article IX (as limited by this Article X) as an adjustment to the Purchase Price hereunder, unless a final determination (within the meaning of
                Section 1313 of the Code) causes any such payment not to be treated as an adjustment.

      10.4 Exclusivity of Remedies. Except for any equitable remedies to which the parties may be entitled, the parties' remedies for breach of the representations, warranties and agreements herein contained and all other rights and remedies of the parties for breach of this Agreement or in connection with any dispute arising under this Agreement or the transactions contemplated hereby or arising out of or relating to the Assets or the Business as heretofore or hereafter conducted or as existing at Closing shall be exclusively governed by the terms of this Agreement; provided, however, that no party hereto shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent such rights, claims, causes of action or remedies may not be waived under applicable law or if actual fraud or intentional misrepresentation is proven on the part of a party by another party hereto.

                   ARTICLE XI - CONFIDENTIALITY

11.1  Confidentiality.  Sellers  recognize  that by reason of their ownership of the Business and the Assets prior to the Closing, it has Confidential Information with respect to the Business, the use or disclosure of which after Closing could cause Buyer or its Affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Sellers covenant and agree with Buyer that for a period of five (5) years after Closing they will not at any time, except in performance of their obligations to Buyer, directly or indirectly, use, disclose or publish, or permit other Persons (including its Affiliates) to disclose or publish, any Confidential Information, unless (i) such information becomes known publicly through no fault of Sellers, (ii) the disclosing party is advised in writing by counsel that disclosure is required by Law or the order of any Governmental Authority of competent jurisdiction under color of Law, (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party; or (iv) is disclosed by Buyer to a third party without a restriction of confidentiality; provided, that prior to disclosing any information pursuant to clause (ii) above, such Person shall give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

11.2  Reasonable  Restraint.  The parties  agree that the foregoing covenants in this Article XI impose a reasonable restraint on Sellers in light of the activities and operations of the Business and Buyer and its Affiliates on the date of the execution of this Agreement.

11.3  Severability;  Reformation.  The covenants in this Article XI are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

11.4  Materiality.   The  parties  hereto  hereby  agree  that  the
           covenants set forth in this Article XI are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

                    ARTICLE XII - MISCELLANEOUS

      12.1 Cooperation. The parties recognize that in order for control of the Business to pass from Sellers to Buyer in an orderly manner at and after the Closing, it will be necessary for the parties to cooperate before and after the Closing on such matters as the transition of Sellers personnel to Buyer, integration of sales force activity, identification of the Assets, ordering of inventory, product returns, transitional packaging, collection of receivables, preservation of relationships with customers, suppliers and distributors and the transfer of intellectual property rights. The parties shall render such cooperation to one another with respect to such matters and with respect to such other aspects of the transfer of the Business as reason and commercial prudence dictate. In particular, in the event that a claim is asserted prior to or following the Closing against Buyer or Sellers or any of their subsidiaries or Affiliates with respect to the operation of the Business prior to the Closing or any of the transactions contemplated pursuant to this Agreement, the other party agrees to cooperate with the party in the defense of such claim, at such party's sole cost (except to the extent such expenses are covered pursuant to Article IX); provided that the party shall not be responsible for reimbursing the other party or its officers, directors, employees and agents, for their time spent in such cooperation. The parties shall consult with each other regarding the defense of any proceedings or litigation relating to any of the transactions contemplated pursuant to this Agreement.

      12.2 Payment of Expenses. Except as specifically set forth elsewhere in this Agreement, expenses related to this Agreement and the transactions contemplated hereby, including the fees of counsel, accountants, brokers, finders and financial advisors shall be borne by the party incurring such expenses.

      12.3 Modifications; Waivers. This Agreement may be modified and rights hereunder may be waived only by a writing executed and delivered on behalf of the party against whom such modification or waiver is asserted. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity except or otherwise expressly provided herein.

      12.4 Successor/Assignability. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including successors by operation of law) and legal representatives. This Agreement shall not be assignable, except that either party may assign its rights and obligations hereunder in whole or in part to an Affiliate of such party, provided that such party and its Affiliate shall be jointly and severally liable for the performance of such party's obligations hereunder.

      12.5 Dispute Resolution. The negotiations of the parties have focused primarily in the USA and on the ordinary meaning and legal effect of the provisions of this Agreement in the USA and not on the meanings or legal effects those provisions might have in other countries. In order to minimize the possibility of an unexpected reordering of agreed rights and obligations, the parties have included herein the Sections Governing Law and Arbitration. Consequently, except as contemplated pursuant to Section 12.6, the parties shall not permit their Affiliates to initiate or participate in any legal proceedings in connection with any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby; rather, the parties shall settle all such controversies or claims on behalf of their Affiliates as set forth in the Sections captioned Governing Law and Arbitration. The parties shall cause their Affiliates to comply with any applicable award rendered in an arbitration proceeding pursuant hereto.

12.6  Specific  Performance;   Remedies.   The  Sellers  and  Buyer
           acknowledge that the other party will be irreparably harmed and that there will be no adequate remedy at law for any violation by any party of any of the covenants or agreements contained in this Agreement, including the noncompetition and confidentiality obligations set forth in Article XI. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other party's covenants and agreements contained in this Agreement.

      12.7 Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware, USA, applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of laws principles of such State. In the event that a dispute, claim or controversy relating to, arising out of, or in connection with this Agreement is not the subject of a claim for specific performance pursuant to Section 12.6 or arbitrable pursuant to
           Section 12.8 of this Agreement, such dispute, claim or controversy shall be subject to the exclusive jurisdiction of the Delaware courts and no others. The parties hereby consent to the jurisdiction of the above designated courts and to the service of process by registered mail, return receipt requested, or by any other manner provided by the laws of the State of Delaware.

      12.8 Arbitration. Except as set forth in Sections 2.3 and 12.6, any dispute or claim relating to this Agreement, any Ancillary Agreement or document executed in connection with this Agreement, or any amendment of any of the foregoing, including, without limitation, as to their existence, validity, enforceability, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only by binding arbitration pursuant to the Commercial Arbitration Rules of the American
           Arbitration Association ("Rules"); provided, however, that: (a) the arbitration shall take place in Wilmington, Delaware; (b) there shall be a panel of three (3) arbitrators who shall be selected under the normal procedures prescribed in the Rules; (c) subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure; (d) at the arbitration hearing, each party may make written and oral presentations to the arbitrators, present testimony and written evidence and examine witnesses; (e) the arbitrators shall be authorized to award all or any portion of the legal fees relating to the proceeding to the prevailing party, provided the arbitrators shall not have the power to award punitive damages; (f) the arbitrators shall issue a written decision explaining the bases for such decision; (g) such decision shall be final, binding and enforceable in any court of competent jurisdiction; (h) Buyer and Sellers shall share any fees and expenses of the arbitrators and of the American Arbitration Association as the arbitrators determine to be appropriate under the circumstances; and (i) Dentsply shall represent the interest of all Sellers in any dispute and Sellers collectively shall be considered one party to such arbitration. The proceeding shall be confidential and the arbitrators shall issue appropriate protective orders to safeguard both parties' confidential information. Such protective orders shall be enforceable by any court or competent jurisdiction.

      12.9 Publicity. Except for a press release approved by the parties at, prior to or after the Closing, or as may be required by Law or legal authorities, neither Sellers nor Buyer or their Affiliates shall release, generate or permit any publicity concerning this Agreement or the transactions contemplated hereby without the prior express consent of the other, which consent shall not be unreasonably withheld or delayed. If disclosure is required by Law or legal requirements, the other party shall be advised prior to, and shall be provided a copy or summary of, any such disclosure.

      12.10Notices.  Any  notice,  request,  instruction  or  other communication to be given by either party to the other party in connection with this Agreement or the transactions contemplated hereby shall be in writing and delivered by hand delivery, recognized courier service or confirmed telefax, to the address of such party set forth below or as changed by such party by notice given hereunder. Notice sent by telefax shall be effective when sent and by other delivery methods upon receipt.

           Seller:        DENTSPLY International Inc.
           .....     570 W. College Avenue
           .....     York, PA  17404
           .....     Attention:  Secretary
           .....     Fax:  (717) 849-4753

           Buyer:         DAS Equipment Company
           .....     c/o Danaher Corporation
           .....     2099 Pennsylvania Avenue, 12th Floor
           .....     Washington, D.C.  20006-1813
           .....     Attention:  Paul Burgon,  Director - Corporate
           Development
           .....     Fax:  (202) 419-7668

           .....With a copy to:

           .....     Wilmer, Cutler & Pickering
           .....     2445 M Street, N.W.
           .....     Washington, D.C.  20037
           .....     Attn:  Mark Dewire and Eric Markus
           .....     Fax:  (202) 663-6363

      12.11Captions;  Mutual Product.  The Section captions,  Table of Contents and Index used in this Agreement are for cross-reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties acknowledge that this Agreement is a product of consultation, negotiation and agreement between sophisticated and knowledgeable parties, and it shall not be construed for or against any party thereto.

12.12 Further   Representations.   Each  party  to  this  Agreement
           acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by any other party as to such tax consequences.

      12.13Counterparts.  This  Agreement  may be  executed  in two
           (2) or more counterparts, including telefax signatures, each of which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.

      12.14No Third  Party  Beneficiaries.  Except as  specifically provided in this Agreement and for the Buyer Indemnified Parties and the Seller Indemnified Parties, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

12.15 Right to Set Off.  Each Buyer  Indemnified  Party  shall have the right, but not the obligation, to set off, in whole or in part, against any obligation it owes to Sellers, amounts owed to any Buyer Indemnified Party by Sellers pursuant to this Agreement. Each Seller Indemnified Party shall have the right, but not the obligation, to set off, in whole or in part, against any obligation it owes to Buyer, amounts owed to any Seller Indemnified Party by Buyer pursuant to this Agreement.

12.16 Entire   Agreement.   Before  signing  this  Agreement,   the
           parties had numerous conversations, including preliminary discussions, formal negotiations and informal conversations, and generated correspondence and other writings in which the parties discussed the transactions contemplated hereby and their aspirations for success. In such conversations and writings, individuals representing the parties may have expressed their judgments and beliefs concerning the intentions, capabilities and practices of the parties, and may have forecasted future events. The parties recognize that such conversations and writings often involve an effort by both sides to be positive and optimistic about future prospects. However, it is also recognized that all business transactions contain an element of risk, as do the transactions contemplated hereby, and that it is normal business practice to limit the legal obligations of contracting parties to only those promises and representations which are essential to their transactions so as to provide certainty as to their respective future rights and remedies. Accordingly, this Agreement and all other agreements contemplated hereby are intended to define the full extent of the legally enforceable undertaking of the parties hereto, and no promise or representation, written or oral, which is not set forth explicitly in this Agreement, is intended by either party to be legally binding. Both parties acknowledge that in deciding to enter into this Agreement and to consummate the transactions contemplated hereby, neither has relied upon any statements or representations, written or oral, other than those explicitly set forth in this Agreement. Each of the Schedule is incorporated herein by this reference and expressly made a part hereof.

12.17 Usage.  The defined  terms herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to "Articles", "Sections" and "Schedules" shall be deemed to be references to Articles and Sections of and Schedules to, this Agreement unless the context shall otherwise require. All Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedules shall have the meaning ascribed to such term in this Agreement. The words "Sellers' knowledge," "knowledge of Sellers," "known to Sellers" or words or similar import, mean the knowledge of any officer of the Sellers, any Gendex Management Employees, Jean Michel Blanchard or Gloria McFadden. The use of the word Sellers shall be limited to and refer to the specific Seller which is applicable to the context used. Whenever any payment hereunder is to be paid in "cash," payment shall be made in the legal tender of the United States and the method for payment shall be by wire transfer of immediately available funds. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

12.18 Guarantees.

           (a) It is understood that it is the intention of the Sellers that any of the assets owned by Dentsply, Ceramco and DRDC are or will be owned by PDEX at Closing and will be transferred to the Buyer from PDEX. Notwithstanding anything in this Agreement to the contrary, to the extent performance of any Seller is required and such Seller fails in such performance, Dentsply hereby unconditionally and irrevocably guarantees to Buyer the due and punctual performance of the obligations of any Seller under this Agreement. This is an absolute and continuing guaranty of payment by Dentsply of all of Sellers' obligations hereunder, and not of their collectibility only. Notwithstanding anything to the contrary, the failure of any Seller to perform any act required of it under this Purchase Agreement when due shall entitle Buyer to proceed directly against Dentsply without proceeding further against such Seller or any other person and without enforcing or applying any security for such guaranteed obligation or otherwise any right or remedy against such Seller.


(THIS SPACE INTENTIONALLY LEFT BLANK)

SIGNATURES ON FOLLOWING PAGE

SIGNATURE PAGE

IN WITNESS WHEREOF, Buyer and Sellers have each caused this Agreement to be duly executed in its corporate name by a duly authorized representative as of the date first above written.

DAS EQUIPMENT COMPANY               DENTSPLY INTERNATIONAL INC.


By:__________________________
By:__________________________
Name:_______________________
Name:_______________________
Title:________________________
Title:________________________


DENTSPLY DETREY GmbH           DENTSPLY ITALIA S.r.l.


By:__________________________
By:__________________________
Name:_______________________
Name:_______________________
Title:________________________
Title:________________________


DENTSPLY RESEARCH                   PDEX ACQUISITION CORP.
& DEVELOPMENT CORP.


By:__________________________
By:__________________________
Name:_______________________
Name:_______________________
Title:________________________
Title:________________________


CERAMCO INC.                        DENTSPLY FRANCE S.A.S.


By:__________________________
By:__________________________
Name:_______________________
Name:_______________________
Title:________________________
Title:________________________